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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Willis Group Holdings Limited
(Name of Registrant as Specified In Its Charter)

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WILLIS GROUP HOLDINGS LIMITED

Notice of 2008 Annual General Meeting
of Shareholders and Proxy Statement

March 17, 2008

To: Shareholders of the Company

Dear Shareholder

        You are cordially invited to attend our Annual General Meeting of Shareholders at 9:00 a.m. on Wednesday, April 23, 2008 in St. John's University, Manhattan Campus, 101 Murray Street, New York, NY 10007.

        In addition to the matters described in the attached proxy statement, you will have an opportunity to ask questions and to meet your Directors and Executive Officers.

        Your representation and vote are important and your shares should be voted whether or not you plan to come to the Annual General Meeting. Please complete, sign, date and return the enclosed proxy card promptly.

        I look forward to seeing you at the meeting.

Yours sincerely

Joseph J. Plumeri
Chairman and Chief Executive Officer

Willis Group Holdings Limited
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda.

WILLIS GROUP HOLDINGS LIMITED

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

Time:

        9:00 a.m. New York Time.

Date:

        April 23, 2008.

Place:

  St. John's University
  Manhattan Campus
  101 Murray Street
  New York
  NY 10007.

Purpose:

  1.
  Election of Directors.

  2.
  Reappointment of Deloitte & Touche LLP as auditors until the close of the next Annual General Meeting of Shareholders and authorization of the Board of Directors acting through the Audit Committee to fix the auditors' remuneration.

  3.
  Approval and adoption of the Willis Group Holdings Limited 2008 Share Purchase and Option Plan.

  4.
  Approval of the Amendment to Clause 5 of the Company's Memorandum of Association.

  5.
  Approval of the Amendment to Bye-laws 1(1), 4(2) and 7 of the Company's Bye-laws.

        The Directors will present, during the meeting, the Company's audited consolidated financial statements for the financial year ended December 31, 2007.

        Only shareholders of record on March 7, 2008 may vote at the meeting. This statement is being mailed to shareholders on or about March 17, 2008 with a copy of the Company's 2007 Annual Report, which includes financial statements for the year ended December 31, 2007.

        Your vote is important. Whether you own one share or many, your prompt cooperation in voting your proxy is greatly appreciated. Please follow the instructions on the proxy card you receive. The proxy card should be returned in accordance with the instructions thereon to ensure that your shares are represented at the meeting.

Michael P. Chitty
Secretary
March 17, 2008.

Willis Group Holdings Limited
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda.

GENERAL INFORMATION

Who may vote

        Holders of our common shares, as recorded in our share register on March 7, 2008, may vote at the meeting. As of February 29, 2008, the latest practicable date, there were 142,795,906 shares of common stock outstanding and entitled to one vote per share. A list of shareholders will be available for inspection for at least ten days prior to the meeting at our offices at One World Financial Center, 200 Liberty Street, New York, New York 10281-1003.

How to vote

        You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you expect to attend the meeting. You will be able to change your vote at the meeting.

        Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see how you should complete your proxy card and deliver it to the Company.

How proxies work

        The Company's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment thereof, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some, or none of the Directors seeking election.

        If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all items herein to be voted on.

        As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, the person or persons named in the proxy will vote according to their best judgment.

Solicitation

        In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Revoking a proxy

        You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company's Corporate Secretary.

Quorum

        In order to carry on the business of the meeting, we must have a quorum. Under our bye-laws, shareholders representing at least 50% of our issued and outstanding shares of common stock present in person or by proxy and entitled to vote constitute a quorum.

        Only shareholders, their proxy holders and the Company's guests may attend the meeting. Verification of ownership may be required at the admissions desk. If your shares are held in the name of your broker, bank or other nominee, you must bring with you to the meeting an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on March 7, 2008, the record date for voting.

Votes needed

        All proposals to be acted on at the meeting require the affirmative vote of a simple majority of the votes cast at a meeting at which a quorum is present. Accordingly, abstentions and broker non-votes, though counted for the purposes of determining the quorum present for the transaction of business, will have the effect of not voting in favour of a proposal. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange.

Distribution of proxy documentation

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 23, 2008.

        The Company is now permitted to distribute documents relating to the Annual General Meeting of Shareholders via the internet following changes to Bermudan Company Law and the Securities and Exchange Commission ("SEC") regulations. For this year, we have decided to send our shareholders paper copies of this proxy statement and the 2007 Annual Report, and also to make available such documentation in the Investor Relations section of our website at www.willis.com.

        For 2009 and thereafter, the Company will distribute its proxy documents relating to future shareholder meetings via the internet, though shareholders will be able to request paper copies. A formal Notice of Internet Availability relating to the 2009 Annual General Meeting will be sent to shareholders at least 40 days in advance of that meeting and will contain information on the various ways in which our shareholders may request paper copies. However, if a shareholder wishes to request paper copies as a matter of course, this can be done by writing to the Company Secretary, Willis Group Holdings Limited, c/o Willis Group Limited, The Willis Building, 51 Lime Street, London EC3M 7DQ or by sending the request to shareholder@willis.com.

ITEM 1

ELECTION OF DIRECTORS

        The Company's bye-laws state that Directors shall hold office only until the next following Annual General Meeting of Shareholders unless they are earlier removed or resign. All the Company's Directors were elected or re-elected Directors at the Annual General Meeting held on April 25, 2007.

        Mr. Gordon M. Bethune, who has served as a Director since May 13, 2004, has informed the Company that he does not intend to seek re-election as a Director at the Annual General Meeting.

        The Board, on the recommendation of the Corporate Governance and Nominating Committee, has nominated Ms. Robyn S. Kravit to stand for election as a Director of the Company at the Annual General Meeting to be held on April 23, 2008.

        The Board has adopted Corporate Governance Guidelines which meet the listing standards adopted by the New York Stock Exchange ("NYSE"), including the requirement for a majority of the Company's Board to be independent and for the Board's Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee to be comprised solely of independent Directors.

        The Board has determined that all the Directors shown below, other than Joseph J. Plumeri, are independent within the meaning of the Company's Corporate Governance Guidelines and the NYSE listing standards. Also, the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are all similarly independent. The Company's Director Independence Standards, which form part of the Company's Corporate Governance Guidelines, are attached to this proxy statement as Appendix A.

        The Guidelines and Committee Charters can be found in the Corporate Governance section of our website at www.willis.com. Copies are also available free of charge on request from the Company Secretary, Willis Group Holdings Limited, c/o Willis Group Limited, The Willis Building, 51 Lime Street, London EC3M 7DQ.

        The following Directors are seeking re-election at the Annual General Meeting. A simple majority of the Company's shares of common stock present or represented and entitled to vote at the meeting is required to re-elect each Director.

        Your Board recommends you vote FOR each of the following Directors proposed for re-election.

        William W. Bradley—Senator William W. Bradley, age 64, joined the Board on September 18, 2002. He is a Managing Director of Allen & Company LLC. From 2001-2004 he acted as chief outside advisor to McKinsey & Company's non-profit practice. Senator Bradley is also currently a director of Starbucks Corp. and Seagate Technology. He was a Senior Advisor and Vice Chairman of the International Council of JP Morgan & Co., Inc. from 1997-1999. During that time, he also worked as an essayist for CBS evening news, a visiting professor at Stanford University, Notre Dame University and the University of Maryland. Senator Bradley served in the U.S. Senate from 1979-1997 representing the state of New Jersey. In 2000, he was a candidate for the Democratic nomination for President of the United States. Prior to serving in the Senate, he was an Olympic gold medalist in 1964 and a professional basketball player with the New York Knicks from 1967-1977 during which time they won two NBA championships. Senator Bradley holds a BA degree in American History from Princeton University and an MA degree from Oxford University where he was a Rhodes Scholar. He has authored six books on American politics, culture and economy. Currently, Senator Bradley hosts American Voices, a weekly show on Sirius Satellite Radio that highlights the remarkable accomplishments of Americans both famous and unknown.

        Joseph A. Califano Jr.—Mr. Califano, age 76, joined the Board on April 21, 2004. He has been Chairman of the Board and President of the National Center on Addiction and Substance Abuse at Columbia University in New York City since 1992. Mr. Califano has served as Adjunct Professor of Public Health at Columbia University's Medical School and School of Public Health since 1992 and is a member of the Institute of Medicine of the National Academy of Sciences. Mr. Califano was senior partner of the Washington, D.C. office of the law firm Dewey Ballantine from 1983 to 1992. Mr. Califano served as the United States Secretary of Health, Education, and Welfare from 1977 to 1979, and he served as President Lyndon B. Johnson's Assistant for Domestic Affairs from 1965 to 1969. He is the author of eleven books and is a Director of Midway Games Inc. and CBS, Inc.

        Anna C. Catalano—Ms. Catalano, age 48, joined the Board on July 21, 2006. From 2001 to 2003 she was Group Vice President, Marketing for BP p.l.c. Prior to that she held various executive positions in BP and Amoco, including BP Group Vice President, Emerging Markets; Amoco's Senior Vice President, Sales and Operations; and President, Amoco Orient Oil Company. In addition to frequently speaking on strategic marketing and global branding, Ms Catalano is a forthright leader on the mentoring and the advancement of women in business and in recognition of her efforts she was recognized by Fortune Magazine in 2001 as being among "The Most Powerful Women in International Business". She currently serves on the Boards of SSL International plc and Hercules Incorporated, and is also a director of the Gulf Coast Juvenile Diabetes Research Foundation. Ms. Catalano holds a BS degree in Business Administration from the University of Illinois, Champaign-Urbana.

        Eric G. Friberg—Mr. Friberg, age 65, joined the Board on April 26, 2006. He is currently a Director Emeritus of McKinsey & Co. From 1969 to 2002 he was a Director of McKinsey, managing three separate offices and serving industrial and transportation clients in a variety of areas with significant bottom-line impact. He is Chairman of the Board of William & Mary's Mason School of Business and the Spoleto Festival USA. He is also a director of the Gibbes Museum of Art. Mr. Friberg holds a BA degree in Engineering and Applied Physics from Harvard College and an SM degree in Aeronautical and Astronautical Engineering from Massachusetts Institute of Technology.

        Sir Roy Gardner—Sir Roy Gardner, age 62, joined the Board on April 26, 2006. He is a Chartered Certified Accountant and currently Chairman of Compass Group PLC, a position he has held since July 1, 2006. Also, he has been a Senior Advisor to Credit Suisse since July 2006. Sir Roy joined the board of Compass Group PLC as the senior independent non-executive director in October 2005. Prior to July 1, 2006 he was Chief Executive of Centrica plc, a position he held since 1997, prior to which he served as Finance Director of British Gas plc. He is a former Chairman of Manchester United plc, Managing Director of GEC-Marconi Ltd, Director of GEC plc and of Laporte. Sir Roy is President of Carers UK and Chairman of the Apprenticeship Ambassador Network.

        The Rt. Hon. Sir Jeremy Hanley, KCMG—Sir Jeremy Hanley, age 62, joined the Board on April 26, 2006. He is a Chartered Accountant and a director of CSS Stellar plc, ITE Group plc, Onslow Suffolk Limited, Langbar International Limited and, until August 2006, GTECH Holdings Corporation Inc., when he became a consultant to Lottomatica S.p.A. He is also a Director of the Arab-British Chamber of Commerce and a member of the Advisory Board of Blue Hackle Limited. Sir Jeremy was a Member of Parliament for Richmond and Barnes from 1983 to 1997 and held a number of ministerial position in the UK Government, including Under Secretary of State for Northern Ireland, Minister of State for the Armed Forces, Cabinet Minister without Portfolio whilst Chairman of the Conservative Party and Minister of State for Foreign & Commonwealth Affairs. He retired from politics in 1998.

        Robyn S. Kravit—Ms. Kravit, age 56, is nominated to join our Board on April 23, 2008, subject to shareholders' approval. Ms. Kravit is an international business executive with over 25 years of experience in establishing and directing significant China-based operations engaged in the international trading of industrial raw materials. Ms. Kravit co-founded Tethys Research LLC, a biotechnology start-up company, and has acted as its Chief Executive Officer since 2000. Ms. Kravit is also President and a Director of FONZ, the organization which manages commercial and educational activities for Smithsonian's National Zoological Park. In addition, she is a Director of The Eisenhower Institute, and a member of the Board of Governors of the Washington Foreign Law Society. Ms. Kravit holds a BA in East Asian Studies from Vassar College, and a MA in East Asian Studies from Harvard University.

        Wendy E. Lane—Ms. Lane, age 56, joined the Board on April 21, 2004. She has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm, serving in these and other positions from 1981 to 1992. Ms. Lane is also a Director of Laboratory Corporation of America and of UPM-Kymmene Corporation. She is also a Trustee of the U.S. Ski and Snowboard Team Foundation. Ms. Lane holds a BA from Wellesley College and a MBA from Harvard Business School.

        James F. McCann—Mr. McCann, age 56, joined the Board on April 21, 2004. Mr. McCann has served since 1976 as Chairman and Chief Executive Officer of 1-800-FLOWERS.COM, Inc. He also serves on the Board of Lottomatica S.p.A.

        Joseph J. Plumeri—Mr. Plumeri, age 64, joined the Board on February 8, 2001. He is our Chairman and Chief Executive Officer. Prior to joining the Group, Mr. Plumeri spent 32 years as an executive with Citigroup Inc. and its predecessors, where his responsibilities included overseeing the 450 North American retail branches of Citigroup's Citibank unit. Before that, Mr. Plumeri served as Chairman and Chief Executive Officer of Citigroup's Primerica Financial Services from 1995 to 1999. In 1994, Mr. Plumeri was appointed Vice Chairman of Citigroup's predecessor, Travelers Group Inc. In 1993, Mr. Plumeri became the President of a predecessor of Citigroup's Salomon Smith Barney unit after overseeing the merger of Smith Barney and Shearson and serving as the President and Managing Partner of Shearson since 1990. He is also a board member of a number of organizations, including The Board of Visitors of the College of William & Mary and The National Center on Addiction and Substance Abuse at Columbia University.

        Douglas B. Roberts—Mr. Roberts, age 60, joined the Board on February 13, 2003. He is the former Treasurer for the State of Michigan, a position held from April 2001 to December 2002 and from January 1991 to November 1998. From January 1999 to March 2001 he was Vice President of the Business Development and Best Practices at Lockheed Martin IMS. Prior to January 1991, Mr. Roberts worked in the Michigan Senate as Director, Senate Fiscal Agency from April 1988 to December 1990 and as Deputy Superintendent of Public Instruction for the Department of Education. Mr. Roberts holds a doctorate in Economics from Michigan State University. Currently, Mr. Roberts is both a Professor and the Director for the Institute for Public Policy and Social Research at Michigan State University.

        Gordon Bethune, who holds office until the Annual General Meeting on April 23, 2008, is not seeking re-election as a Director at the meeting.

        Gordon M. Bethune—Mr. Bethune, age 66, joined the Board on May 13, 2004. He is Managing Director of gb-1 Partners. Prior to retiring from Continental Airlines, Inc. in December 2004, he was Chairman and Chief Executive Officer of that company. He was appointed Chief Executive Officer in November 1994 and Chairman in September 1996. He joined Continental Airlines, Inc. in February 1994 as President and Chief Operating Officer. Prior to joining Continental he was with the Boeing Company from 1988-1994 where he held various positions including Vice President and General Manager of the Commercial Airplane Group Renton Division, Vice President and General Manager of the Customer Services Division and Vice President of Airline Logistics Support. Mr. Bethune holds a Bachelor of Science degree from Abilene Christian University at Dallas and is a 1992 graduate of Harvard Business School's Advanced Management Program. He is a licensed commercial pilot, type rated on Boeing 757 and 767 aircraft as well as the DC-3. He also is licensed as an airframe and power plant mechanic. Mr. Bethune serves of the Boards of Directors of Honeywell International, SPRINT Nextel Corporation and Prudential Financial, and is Chairman of the Board of Aloha Airlines Inc.

The Board, Board Committees and Meetings

        The Board met formally six times in 2007. It is expected that the Board will hold at least four meetings during 2008. All the current Directors attended at least 75% of the formal meetings held in 2007 of the Board and any committee on which they served during their period of office.

        The independent Directors meet in separate executive sessions without senior management for a significant number of these meetings. Except as otherwise determined by the Directors, the Chairman of each session is the Chair of the Corporate Governance and Nominating Committee. All Directors are expected to make every effort to attend the Annual General Meeting, and all of the serving Directors attended this meeting in 2007.

        The Executive Committee has all the powers of the Board, when it is not in session, in the management of the business and affairs of the Company except as otherwise provided in resolutions of the Board and under applicable law. The Executive Committee, whose members are Joseph J. Plumeri (Chairman), William W. Bradley, Joseph A. Califano Jr. and Sir Roy Gardner, did not meet formally during 2007.

        The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to: (a) the integrity of the Company's financial statements; (b) the selection and oversight of the independent auditors; (c) the Company's compliance with legal and regulatory requirements; (d) the independent auditors' qualifications and independence; (e) the performance of the independent auditors and the Company's internal audit function; and (f) the establishment and maintenance of proper internal accounting controls and procedures. In addition, the Audit Committee provides an avenue for communication among internal audit, the independent auditors, management and the Board. The Audit Committee, whose members are Douglas B. Roberts (Chairman), Sir Jeremy Hanley and Wendy E. Lane, met formally five times during 2007. The report of the Audit Committee can be found on page 17.

        The Compensation Committee determines the compensation of the Company's Chairman and Chief Executive Officer and makes recommendations to the Board in respect of the compensation of non-employee Directors and other Executive Officers. In addition, the Compensation Committee administers the Company's stock-based award plans and, in consultation with senior management, establishes the Company's general compensation philosophy and oversees the development and implementation of the Company's compensation programs. The Compensation Committee, whose members are Sir Roy Gardner (Chairman), Gordon M. Bethune and James F. McCann, met five times during 2007. The report of the Compensation Committee can be found on page 25.

        The Corporate Governance and Nominating Committee identifies and recommends individuals to the Board for nomination as members of the Board and its Committees, including this Committee. The Corporate Governance and Nominating Committee identifies Director nominees by preparing a target candidate profile based upon the current Board's strengths and needs and by utilizing the personal network of the Board and senior management. Nominees must meet minimum qualification standards with respect to a variety of criteria including integrity, reputation, judgment, experience and maturity. Following feedback from the full Board, the Corporate Governance and Nominating Committee initiates contact with preferred candidates and, following feedback from interviews conducted by Committee and Board members, selects candidates to join the Board, as more fully described in the Corporate Governance Guidelines. The Corporate Governance and Nominating Committee has retained a search firm to assist with this process. The Corporate Governance and Nominating Committee ensures that candidates recommended by shareholders are given appropriate consideration in the same manner as other candidates. In addition, the Corporate Governance and Nominating

Committee develops and recommends to the Board the corporate governance principles, including independence standards for Directors of the Company. The Corporate Governance and Nominating Committee, whose members are William W. Bradley (Chairman), Joseph A. Califano Jr., Anna C. Catalano, Eric G. Friberg and James F. McCann, held four meetings during 2007.

Communications with Shareholders and Other Constituencies

        The Chairman and Chief Executive Officer is responsible for establishing effective communications with the Company's stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company to appoint individuals to communicate and interact fully with these stakeholders and the Board will look to senior management to speak for the Company. This policy does not preclude outside Directors from communicating directly with shareholders or other constituencies about Company matters, but any such communications will generally be held at the request of the Board or senior management or with senior management present. A shareholder may either communicate with the non-management Directors or propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Group General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003.

SECURITY OWNERSHIP

Security Ownership of 5% Holders

        The following table reflects the number of shares of common stock beneficially owned by persons known to the Company to own more than 5% of its outstanding shares:

Name and Address	Number of Shares Beneficially Owned	Percentage of Stock Outstanding at December 31, 2007
Franklin Resources, Inc.(1) One Franklin Parkway San Mateo CA 94403-1906, USA	13,030,338	9.11%
FMR LLC.(2) 82 Devonshire Street Boston Massachusetts 01209, USA	13,740,328	9.60%
Southeastern Asset Management, Inc.(3) 6410 Poplar Avenue Suite 900 Memphis TN 38119, USA	11,140,500	7.79%
Invesco Ltd(4) 1360 Peachtree Street NE Atlanta GA 30309, USA	9,827,171	6.87%

(1)
Based on the Form 13G filed on February 8, 2008, Franklin Resources, Inc. may be deemed to be a beneficial owner of shares of our common stock held by its subsidiaries. Of these subsidiaries Templeton Global Advisors Limited holds 12,346,408 shares of our common stock, in respect of which it is also deemed to be the beneficial owner. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of Franklin Resources, Inc. and may be deemed to be beneficial owners of any shares held by Franklin Resources Inc. but disclaim such beneficial ownership. The address of Charles B. Johnson and Rupert H. Johnson, Jr. is c/o Franklin Resources, Inc. One Franklin Parkway, San Mateo, CA 94403-1906, USA. The address of Templeton Global Advisors Limited is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas.

(2)
Based on the Form 13G filed on February 14, 2008, FMR LLC may be deemed to be a beneficial owner of shares of our common stock held by its subsidiaries. Of these subsidiaries, Fidelity Management & Research Company is the beneficial owner of 12,880,118 shares of our common stock as a result of acting as investment adviser to various investment companies. Edward C. Johnson III, Chairman of FMR LLC, together with members of his family, owns directly and through trusts 49% of FMR LLC. and may be deemed to be beneficial owner of any shares held by FMR LLC.. The address of Edward C. Johnson III is c/o FMR Corp., 82 Devonshire Street, Boston, Massachusetts 01209, USA.

(3)
Based on the Form 13G filed on February 13, 2008, Southeastern Asset Management, Inc. may be deemed to be a beneficial owner of shares of our common stock since it has shared power to make decisions whether to retain or dispose of and in some cases the sole power to vote the securities of its investment advisory clients. Mr. O. Mason Hawkins, Chairman of the Board and Chief Executive Officer of Southeastern Asset Management, Inc., may be deemed to be a controlling person of Southeastern Asset Management, Inc. and may, therefore, also be deemed to be a beneficial owner of shares of our common stock. Both Southeastern Asset Management, Inc. and Mr. O. Mason Hawkins have stated that it should not be construed that each is the beneficial owner of the Company's shares. The address of Mr. O. Mason Hawkins is c/o Southeastern Asset Management, Inc., 6410 Poplar Avenue, Suite 900, Memphis, TN 38119, USA.

(4)
Based on the Form 13G filed on February 13, 2008, Invesco Ltd may be deemed to be a beneficial owner of shares of our common stock held by its subsidiaries, through which it provides investment management services. Of these subsidiaries, AIM Funds Management Inc. holds 9,819,676 shares of our common stock, in respect of which it is also deemed to be the beneficial owner. The address of AIM Funds Management Inc. is 1360 Peachtree Street NE, Atlanta, GA 30309, USA.

Security Ownership of Management

        The amounts and percentages of our shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Also, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or restricted shares held by that person that are currently exercisable or exercisable within 60 days of the date of this document are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage beneficial ownership of any other person. The percentage of our share capital is based on 142,795,906 shares of common stock outstanding on February 29, 2008.

        The following table shows the interests of Directors and the Executive Officers of the Company.

Name	Number of Shares Beneficially Owned	Percent Beneficially Owned
Joseph J. Plumeri	3,049,626	2.14
Gordon M. Bethune	30,828	*
William W. Bradley	131,828	*
Joseph A. Califano Jr	32,828	*
Anna C. Catalano	7,828	*
Eric G. Friberg	13,828	*
Sir Roy Gardner	18,828	*
Sir Jeremy Hanley	16,828	*
Wendy E. Lane	33,828	*
James F. McCann	30,828	*
Douglas B. Roberts	30,828	*
Donald J. Bailey	56,669	*
Adam G. Ciongoli	25,000	*
Allan C. A. Gribben	61,389	*
Peter Hearn	46,896	*
David B. Margrett	51,629	*
Grahame J. Millwater	141,644	*
Patrick C. Regan	27,372	*
Susan A. Sztuka	928	*
Sarah J. Turvill	168,210	*

All our Directors and Executive Officers (20 persons)	3,977,643	2.79

*
Less than 1%.

ITEM 2

REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

        The Audit Committee, in accordance with the authority granted by the Board of Directors, recommended for Board ratification and subsequent shareholder approval the appointment of Deloitte & Touche LLP, Independent Registered Public Accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2008. This selection was ratified by the Board in February 2008 and approval for their appointment is to be sought from shareholders at the Annual General Meeting. Deloitte & Touche LLP acted as the Company's independent auditors for the year ended December 31, 2007. Representatives of Deloitte & Touche LLP will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer any pertinent questions.

        A simple majority of the Company's shares of common stock present or represented and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche LLP and refer the issue of the auditors' remuneration for the 2008 audit to the Board of Directors in accordance with the Company's bye-laws. The Board delegates the determination of the audit fee to the Audit Committee.

Your Board recommends you vote FOR this proposal.

  Fees to Deloitte & Touche LLP

        The following fees have been, or will be, billed by Deloitte & Touche LLP and their respective affiliates for professional services rendered to the Company for the fiscal years ended December 31, 2007 and December 31, 2006.

	2007	2006
	$'000	$'000
Audit fees(1)	4,575	4,690
Audit related fees(2)	98	72
Tax fees(3)	112	275
All other fees(4)	—	37

Total fees	4,785	5,074

(1)
Fees for the audits of the Company's annual financial statements and reviews of the financial statements included in the Company's quarterly reports for that fiscal year, services relating to the Company's registration statement and US GAAP accounting consultations, and Sarbanes-Oxley Section 404 work.

(2)
Audit related fees relate to professional services such as employee benefit plan audits and for 2006, accounting due diligence on acquisitions.

(3)
Tax fees comprise fees for various tax compliance engagements.

(4)
All other fees primarily include professional fees for sundry services.

        The Audit Committee approved all of the services described above.

AUDIT COMMITTEE REPORT

        The primary function of the Audit Committee is to assist the Board of Directors in its oversight with respect to: (a) the integrity of the Company's financial statements; (b) the selection and oversight of the independent auditors; (c) the Company's compliance with legal and regulatory requirements; (d) the independent auditors' qualifications and independence; (e) the performance of the independent auditors and the Company's internal audit function; and (f) the establishment and maintenance of proper internal accounting controls and procedures. The Committee operates pursuant to a Charter, a copy of which can be found in the Corporate Goverance section on the Company's website. Executive management is responsible for the Company's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

        The Audit Committee has adopted a policy regarding the Pre-Approval of Independent Auditors' Services which also can be found on the Company's website. This policy requires all services provided by the Company's independent auditors, both audit and permitted non-audit, to be pre-approved by the Audit Committee or the Chairman of the Audit Committee or any other member of the Committee.

        In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2007 with management and the independent auditors. These discussions included the judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of the disclosures and the appropriateness of the accounting principles and underlying estimates and other communications required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors' independence. The independent auditors and the Group's Internal Auditors had full access to the Audit Committee, including regular meetings without management present.

        It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee's considerations and discussions do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

        Based upon the review discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee agreed that Deloitte & Touche LLP be retained to audit the financial statements of the Company for the fiscal year ending December 31, 2008 and that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

        The Committee's membership is Douglas B. Roberts (Chairman), Sir Jeremy Hanley and Wendy E. Lane. All members are independent Audit Committee Financial Experts in view of their respective financial expertise.

Submitted by the Audit Committee of the Board of Directors

Douglas B. Roberts (Chairman), Sir Jeremy Hanley and Wendy E. Lane.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Role of the Board Compensation Committee

        The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy and objectives.

        In connection with those objectives, the Compensation Committee is also responsible for: (a) overseeing the development and implementation of compensation programs; (b) reviewing and approving annually corporate performance goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer and evaluate his performance in light of those goals and objectives; (c) reviewing and approving compensation programs applicable to the senior management of the Company; (d) making recommendations to the Board on the Company's existing and proposed incentive compensation plans and equity-based plans and overseeing the administration of these plans; and (e) making recommendations to the Board on the non-employee Directors' compensation.

Compensation Philosophy and Objectives

        The Company's compensation philosophy, as one of the leading insurance brokers in the world, is to have competitive policies which attract and retain highly qualified and talented professionals. This is paramount as the marketplace in which the Company operates is highly competitive and covers all the financial services areas. Further, the compensation policies, while designed to secure the services of highly capable professionals, must also firmly link behaviors to improving performance with the objective of moving the Company forward and also creating wealth for the shareholders, executive management and all other employees.

Executive Compensation

        The Compensation Committee has the challenge of reviewing a combination of executives based in both the United States and the United Kingdom for roles that could be undertaken by executives regardless of their geographical location. As a consequence the Compensation Committee reviews each Executive Officer against both the US and UK marketplace for each component of compensation though the country of the executive's location will be the principal basis for market review and assessment for annual base salary, bonus and benefits. For the equity compensation the US approach is followed in order to align the interest of our Executive Officers and employees with those of our shareholders.

        The Compensation Committee, in accordance with best practices of executive compensation governance, retains Frederick W. Cook & Co., Inc ("F. W. Cook") as its independent compensation consultant to provide advice on all matters related to senior executives' compensation and compensation programs. F. W. Cook provides data on US and UK executive compensation trends; undertakes analysis of companies with whom the Company competes for senior executive talent as well as performing a competitive analysis of the cash compensation and equity compensation for the Chairman and Chief Executive Officer and the Company's other Executive Officers using leading surveys of the financial services industry. F. W. Cook attended three of the Compensation Committee meetings in 2007.

        Willis solely provides insurance brokerage and risk consultancy services, a distinction that leaves us with no direct comparators of comparable financial size in our marketplace. We therefore use general financial services data and a peer group for pay and performance comparison consisting of companies in the insurance sector, some of whom do not directly operate as insurance brokers. These peers have been chosen by the Compensation Committee following discussion with the Chairman and Chief Executive Officer, Joseph J. Plumeri. This peer group is reviewed regularly by the Compensation

Committee to ensure that it remains reasonable and justifiable. Modifications may be appropriate due to mergers and acquisitions or significant changes in size (for example, revenue or market capitalization) of Willis and/or the peer companies. As a consequence of a review in 2007 additions were made to the peer group to (a) increase the sample size such that the output has more statistical significance; (b) introduce some companies of medium size relative to Willis as the prior group primarily consisted of companies either much larger or much smaller; and (c) introduce some broader financial services organizations as there are a limited number of direct peers. Arch Capital Group Limited, A.G. Edwards Inc, Axis Capital Holdings Limited, Comerica Corporation and Raymond James Financial, Inc were added to the existing peer group of Ace Limited, AON Corporation, Arthur J. Gallagher & Co, Benfield Group Limited, Brown & Brown Inc, The Chubb Corporation, Hilb Rogal & Hobbs Co, Jardine Lloyd Thompson Group plc, Marsh & McLennan Companies, Inc and XL Capital Limited.

        Following the end of the financial year, the Chairman and Chief Executive Officer makes recommendations on the discretionary compensation awards for the other Executive Officers of the Company to the Compensation Committee for its consideration and approval. In making his recommendations, the Chairman and Chief Executive Officer will consider the independent benchmarking reports on Executive Officers, highlighting pay data reflecting the Executive Officers responsibilities and geographic location in order to set the context in which total compensation can be considered. Within this context each recommendation for the Executive Officers is considered relative to their contribution to the Group, their business unit's results and the performance of the Group as a whole against the discretionary benchmark of its EBIT (Earnings Before Interest and Taxation) and EPS (Earnings Per Share) performance. EBIT and EPS performance is also considered against the Company's peers in the insurance broking sector. The Compensation Committee uses EBIT as it believes that this best represents both the Company's revenue performance and how it manages its cost base, and uses EPS as this best represents the level to which the Company is creating shareholder wealth. Compensation or amounts realizable from prior compensation are not generally taken into account when making these proposals.

        The data and analysis provided by F. W. Cook is used by the Compensation Committee for reviewing consistency of application with the Company's compensation philosophy and objectives for both levels and composition of executive compensation, including that of the Chairman and Chief Executive Officer. The Compensation Committee however has discretion when making compensation awards, to take account of the dynamic nature of the insurance sector internationally and the adaptability and response required by the Company's leadership to manage the significant changes which have been commonplace.

Executive Compensation Components

        The Company competes with many large companies for senior executive talent and generally targets exceptional reward for exceptional performance. As such, the Compensation Committee generally sets as the benchmark for total annual compensation for Executive Officers at the 75th percentile of compensation paid to similarly situated executives of the companies comprising our peer group. Variations to this objective may occur as dictated by the experience level of the individual performance and market factors. These objectives recognize the Compensation Committee's expectations that, over the long term, the Company will continue to generate returns in excess of the average of its peer group. For Mr. Plumeri the total annual compensation has been above the 75th percentile in recognition of his exceptional performance and leadership over a number of years.

        The Compensation Committee reviews each element of compensation separately and also the effect of any change on the target for total annual compensation as well as total direct compensation, which includes long term incentives. Differences between Executive Officers reflect the roles they are in and the different market pay relating to those roles.

        The elements of compensation for our Executive Officers are as follows:

        Salary—Base salary is intended to provide a fixed level of compensation based on the individual's role, experience and skills and set at a level designed to be competitive in the relevant markets in which our Executive Officers operate. Base salaries are reviewed by the Compensation Committee annually in February for all the Company's Executive Officers against survey data.

        The salary levels are generally positioned at and around the median level and adjustments are only made to reflect changes in responsibilities or where competitive market conditions warrant it. In line with our Compensation Philosophy exceptional performance of our Executive Officers are generally rewarded through annual bonus and/or long term incentives, not through base pay.

        The Chairman and Chief Executive Officer, Joseph J. Plumeri, had no change to his base salary in 2007 and has not received any increase in his base salary since he joined Willis in 2000.

        During 2006 and 2007 a number of Executive Officers were promoted and their salaries were adjusted in 2007 to reflect both their new roles and responsibilities and the market rate for such roles. Grahame J. Millwater was appointed Group Chief Operating Officer; Peter Hearn, Chief Executive Officer of Willis Re, was made an Executive Officer; and David B. Margrett was promoted to Chairman and Chief Executive of Willis Limited, our principal UK operating company. The adjustment made to Patrick C. Regan was to bring his base salary in line with market median salary level for this position.

        Annual Bonus—Our annual bonus is designed to incentivise and reward Executive Officers for generating short term financial performance at both the Group and business unit level. While the annual plan is discretionary, bonus awards are intended to deliver exceptional pay for exceptional performance and also provide short term performance-driven wealth creation, offsetting the de-emphasis on regular base pay increases and the high risk/high wealth potential associated with the Group's long-term incentives.

        The annual bonus levels are generally considered to ensure that exceptional performance will deliver total annual compensation at and around the 75th percentile of the relevant markets in which our senior executives operate.

        The annual bonus of the Chairman and Chief Executive Officer and other Executive Officers are reviewed and approved by the Compensation Committee in February with payments generally made in March.

        Each Executive Officer, other than the Chairman and Chief Executive Officer, is eligible to receive an annual bonus award under the Company's Annual Incentive Plan (AIP). The AIP for the Executive Officers is a discretionary plan. For 2008 to 2010 the level of AIP will be determined after consideration of the performance of the Company against the targets agreed at the Investors Day in November 2007 (see 2008 Long Term Incentive Plan on page 22) and the Executive Officer's performance against personal objectives.

        Annual bonuses payable to the Chairman and Chief Executive Officer are made in accordance with the Willis Group Senior Management Incentive Plan, which is a qualified performance-based compensation plan in accordance with the provisions of section 162(m) of the US Internal Revenue Code approved by shareholders at the 2005 Annual General Meeting. The bonuses under this plan, which at the discretion of the Committee can be in cash and/or an equity based award of equivalent value, are considered "performance-based compensation" within the meaning of section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended. This plan, which was established to comply with US tax legislation, provides for an annual bonus of 5% of the Company's earnings for the fiscal year, which the Compensation Committee may reduce (but not increase) in its discretion. For this purpose, earnings means the Company's operating income before taxes and extraordinary loss as reported in its audited consolidated financial statements. The Compensation Committtee exercised its negative discretion and set the 2007 bonus for the Chairman and Chief Executive Officer at substantially around the level awarded in respect of fiscal year 2006.

        As highlighted earlier, the bonus pool available for the Executive Officers in 2007 was determined in consideration of the Company performance for the year versus its internally set EBIT and EPS targets as well as that of its peers, as analysed by the Company. Each Executive's contribution was rigorously considered, both financially and incorporating feedback by each Executive Officer of their view of their peers' performance and the management team as a whole. In this performance context and the context of market pay the Chairman and Chief Executive Officer proposed the pool and the allocation of that pool to the Compensation Committee for their approval.

        In determining Mr. Plumeri's 2007 bonus award, the Compensation Committee took into consideration Mr. Plumeri's waiver of his contractual guaranteed annual bonus of $1,000,000, and his outstanding overall leadership in a rapidly changing global business and regulatory environment. For 2007, the Compensation Committee awarded Mr. Plumeri a discretionary bonus of $4,250,000.

        Consistent with our philosophy that a significant portion of our total executive compensation should be equity-based and should encourage retention of key executives, the Chairman and Chief Executive Officer and our other Executive Officers received half of their respective 2006 bonuses in the form of restricted stock units ("RSUs") granted in March 2007 and which vest in equal tranches over three years. Further, the cash portion of the 2006 bonus payment for the Chairman and Chief Executive and our other Executive Officers is subject to a retention program incorporating forfeiture conditions if the Executive Officer voluntarily leaves the Company's employ before December 31, 2008. Due to the limited number of shares available under the Company's share plan for granting as RSUs, the RSU grant in respect of 2007 bonuses will be 20% of the total bonus rather than 50% and the cash retention element increases to 80% from 50%. The cash retention element is subject to forfeiture conditions if the Executive Officer voluntarily leaves the Company's employ before December 31, 2010. Further, to recognize this deferred and retentive form of compensation, the RSU awards were matched on a 1 for 4 basis and on vesting a payment which is equal to the dividends that would have been received on the RSUs during the retention period if such RSUs had been shares.

        Details of the 2007 bonuses awarded to our named Executive Officers are shown in the Summary Compensation Table on page 26 and the RSU grants made in 2007 are shown in the Grant of Plan-Based Awards table on page 27. In determining these awards the Chairman and Chief Executive Officer reviewed each named Executive Officers performance, as well as that of the other Executive Officers, against the financial targets set for their areas of responsibility and performance against the personal objectives set for them. These recommendations are made to the Compensation Committee who, in determining the level of awards, reviewed and discussed with the Chairman and Chief Executive Officer the performance results and, in particular, the question of exceptional performance to determine whether or not the target recognition at and around the 75th percentile referred to above should be met, which it was in all cases for 2007.

        Long Term Incentives—Our long term incentives form the most significant element of the compensation for our Executive Officers. Discretionary awards are considered each year and are usually in the form of stock award grants, primarily share options, which gives ownership in the Company's shares and aligns Executive Officers' interests with those of our shareholders. However, in 2005 and 2007 for reasons given below no option grants were made.

        Generally, following an annual review in February of each Executive Officer's performance and potential for future contribution to the Company's long-term success, stock awards are granted at the same time as those granted to the Company's other employees in mid to late March. The Chairman and Chief Executive Officer's view on the respective Executive Officers' performance, together with his recommendations for long-term awards are reviewed and approved by the Compensation Committee, which also determines stock awards for the Chairman and Chief Executive Officer. In making decisions the Group's performance is considered on an EBIT and EPS basis against our internal targets and our performance relative to our peers. Consideration is also taken of total compensation levels payable to Executive Officers, inclusive of salary and bonus recommendations.

        Following the very challenging regulatory environment in 2004 and 2005 and its impact upon the Company's performance the Chairman and Chief Executive Officer and the other Executive Officers were not awarded share grants in 2005 and this situation was compensated for in determining the level of such awards in 2006. The 2006 share option grants made to Executive Officers generally do not vest fully until five years after grant and unless exercised will lapse eight years after grant. Given the difficult market conditions and the consideration of the number of options already granted to Executive Officers no general option grants were made in 2007. D. B. Margrett, however, did join the UK Sharesave Plan and was granted an option over 86 shares which is exercisable in 2010.

2008 Long Term Incentive Plan

        In November 2007, the Chairman and Chief Executive Officer led the Executive Officers in an Investors Day in which management transparently shared the direction that the Company is taking in the future. Our plans were supported with clarity on what actions the Group was executing and what this would mean in terms of the Group's Earnings Per Share and Operating Margin targets over the next three years.

        Our new 2008 Long Term Incentive Plan has been designed to reward and retain Executives against the achievement of these targets. The plan is designed to deliver earned awards on an annual basis in the form of options to be granted under the 2001 Share Purchase and Option Plan and the 2008 Share Purchase and Option Plan provided such plan is approved by sharesholders at the 2008 Annual General Meeting. The plan will have awards that are 100% performance and service related and there are goals that are applicable to each year of the three year period, where 50% of the award will be earned against an Adjusted EPS target and 50% will be awarded against an Adjusted Operating Margin target in each case reflecting those advised at our 2007 Investors Day (i.e. Adjusted Operating Margin of 24% in 2008, 26% in 2009 and 28% in 2010; and Adjusted EPS of $2.85-$2.95 in 2008, $3.30-$3.40 in 2009 and $4.00-$4.10 in 2010). There is an adjustment feature which enables any unearned options in 2008 and 2009 to be re-earned if the performance targets in 2010 are achieved for that year. In order to incentivise our Executive Officers to exceed these targets additional options will be awarded if the higher EPS target for 2007 of $4.10 is exceeded and total shareholder return exceeds the average of the Standard and Poor's 500 by at least 1.5% over the three year performance period.

        These financial measures have been adopted to drive performance to provide superior returns to our shareholders while ensuring operational efficiencies continue to be delivered by our management team.

        In addition, while awards are earned after a three year period, shares vest and become exercisable in the third, fourth and fifth years of the grant, thus ensuring appropriate retention.

Executive Officer Share Ownership Guidelines

        Details of share awards made to our named Executive Officers during 2007 are shown in the Grant of Plan-based Awards table on page 27. All outstanding shares awards held by our named Executive Officers are shown in the Outstanding Equity Awards at Year-End table on page 29. As stated earlier a significant part of the annual bonuses for our named Executive Officers are paid in RSUs and these grants reflect the bonuses paid in March 2007 in respect of performance in 2006.

        Collectively, our Executive Officers have ownership and an equity interest in 3,110,525 shares and unexercised share grants in respect of 2,418,096 shares. These represent approximately 4% of the Company's shares outstanding on a diluted basis.

        The Company has adopted share ownership guidelines for its Executive Officers which are consistent with market practice. Within five years of appointment, the Company's Chairman and Chief Executive Officer is expected to own shares, including vested share awards, equal to five times base salary, and other Executive Officers are expected to own shares at three times base salary. Further, Executive Officers, until they reach the required ownership level, are required to retain 75% of after-tax net profits on the vesting on RSUs or share option grants in the form of shares.

        Further, following the Initial Public Offering in 2001 some of our current Executive Officers and senior management had a significant amount of their personal wealth in the Company's shares, and such wealth has an extremely high exposure to movements in our share price and exchange rates. In recognition of this undue concentration of their personal finances in the Company, the Compensation Committee has recommended that, while the Chairman and Chief Executive Officer and other Executive Officers should retain a significant ownership position, including new grants, they should also be allowed to consider realizing some of their gains in a controlled manner by selling up to 25% of the value of their stock holdings in each year (subject to the retention requirements designated above). All requests by Executive Officers to reduce the number of shares that they hold must be approved by the Chairman and Chief Executive Officer, and by the Chairman of the Compensation Committee for the Chairman and Chief Executive Officer.

Timing of Option Grants

        The Company's policy is to grant share awards at the Company's closing share price at the date of grant. Further, it is the Company's policy not to backdate option grants or other stock awards to take advantage of a lower share price; nor will it schedule grants of options or other stock awards before or after specific events to take advantage of anticipated movements in the price of our Shares. Also, the Company has in the past granted share options and other stock awards at the closing price of the Company's shares on the day before grant and, in the case of the Company's Sharesave plans, the grant is at the closing share price on the date before employees are invited to participate in the plan.

        In addition to approving share award grants to Executive Officers, the Compensation Committee is responsible for approving the overall allocation of stock award grants to the Company's employees for the forthcoming year. Implementation of the granting of such awards within the agreed annual plan is delegated to a Board committee consisting of any two of the Chairman and Chief Executive Officer, the President, the Group Chief Operating Officer and the Group Human Resources Director, who liaise closely with the Chairman of the Compensation Committee to the ensure that, in particular, the timing of grants is appropriate.

        Individual grants will generally not be made during periods in which employees are prohibited from dealing in the Company's shares, even if the individuals concerned would not otherwise be subject to our Policy for Dealing in Securities. This policy applies to employees who are likely to be in possession of unpublished material price sensitive information and sets the periods during which dealing is not permitted, and also prescribes the process for dealing outside of those periods. Such periods will include the period commencing the first day of each quarter until two days after the financial results for the preceding quarter are announced, as well as other periods where the Board considers that it would not be appropriate for employees who are subject to our Policy for Dealing in Securities to deal in our shares. Awards made to existing employees to reflect promotion or for retention purposes will also be deferred until after results for the preceding quarter have been announced.

        Any exceptions to this general rule require the approval of the Group Chairman and Chief Executive Officer and the Group Human Resources Director, and will typically involve the granting of awards to new senior executives on their first day of employment at the closing price of the Company's Shares on that day.

        Other Benefits—In addition to the elements of compensation described above, it is also necessary to provide retirement, life assurance and medical benefits competitive with the marketplace in which Executive Officers operate.

        Retirement income is provided to the Chairman and the Chief Executive Officer and other Executive Officers through our defined benefit retirement plans. The Company believes that is the most appropriate way of providing an income after retirement to our Executive Officers. Details of the retirement benefits received by the named Executive Officers are contained in the compensation tables in the section entitled "Pension Benefits".

        Our US Executive Officers participate in a non-contributory defined benefit plan with no enhanced benefits compared to other US employees other than Joseph J. Plumeri, who participates in a deferred compensation plan. $800,000 is credited annually to a deferred compensation plan on Mr. Plumeri's behalf to provide retirement income on top of his defined benefit plan.

        We also maintain a deferred compensation plan for certain US employees, whose annual salary is in excess of $150,000, that allows them to plan their tax position through a deferral of a portion of their annual compensation. Also, Willis North America Inc. has a 401(K) plan covering all eligible employees of Willis North America Inc. and its subsidiaries. Shares are available as an investment option to participants in Willis North America's 401(K) plan.

        Perquisites—During 2007, Messrs. Millwater, Regan and Hearn were required to spend a significant amount of time in New York. Normally they would have stayed in hotel accommodation in accordance with the Company's policy. However, it was agreed that accommodation would be leased and the cost for personal use of such accommodation was for Mr. Millwater $12,850, Mr. Regan $30,939 and for Mr. Hearn $19,650.

Tax and Accounting Implications

        The Compensation Committee considers the anticipated tax treatment to the Company and to the Executive Officers in its review and establishment of compensation programs and payments. The deductibility of compensation payments can depend upon numerous factors, including the nature of the payment and the time when income is recognized under various awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Committee also can affect deductibility of compensation. Our general policy is to preserve the tax deductibility of compensation paid to the Chairman and Chief Executive Officer and other Executive Officers whose compensation is required to be disclosed, including annual incentives and shares of incentive stock under the terms of the Company's 2001 Share Purchase and Option Plan. For UK-based executives, a condition of the stock awards is that the participant agrees to pay any social security taxes otherwise paid by the Company upon the exercise of the stock award.

        The Willis Group Senior Management Incentive Plan, which was applied in respect of 2005 to 2007 inclusive for Mr. Plumeri, will again be applied in respect of 2008 for him. It is anticipated that all incentive compensation payments made under the Plan will be tax deductible.

        The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

        It is also our general policy to deliver equity-based compensation to employees in as tax-efficient a manner as possible, taking into consideration the overall cost to the Company, for which the Company accounts in accordance with FAS 123R.

Payment on Change of Control

        No named Executive Officer, other than Joseph J. Plumeri, has change of control provisions in his employment agreement. Mr. Plumeri joined Willis when it was privately owned, predominantly by Kohlberg, Kravis & Roberts ("KKR"). In order to recruit an individual of the right caliber to fill the role of Chairman and Chief Executive Officer of the Company as then existed, and given the range of exit strategies available to KKR, it was considered appropriate at that time to include provisions which provide protection in the case of a termination of employment following a change of control. Details of the change of control provisions applicable to Mr. Plumeri are contained in the section entitled "Potential Payments to the Chairman and Chief Executive" on page 32.

COMPENSATION COMMITTEE REPORT

        This report is submitted to the shareholders of Willis Group Holdings Limited ("Willis Group") by the Compensation Committee (the "Committee") of the Board of Directors. The Committee consists solely of non-executive Directors who are independent, as determined by the Board in accordance with Willis Group's guidelines and New York Stock Exchange listing standards.

        The Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis contained in this proxy statement, and having satisfied itself as to the completeness and accuracy of the Company's compensation philosophy and policies recommended to the Board that it be included in the 2008 Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors
Sir Roy Gardner, Gordon M. Bethune and James F. McCann.

COMPENSATION TABLES

Summary Compensation Table

        The following table sets forth cash and other compensation paid or accrued for services rendered in 2007 to the Chairman and Chief Executive Officer, the Group Chief Financial Officer and each of the other three most highly compensated Executive Officers of the Company.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
J. J. Plumeri Chairman and Chief Executive Officer	2007 2006	1,000,000 1,000,000	3,400,000 2,215,000	703,402 —	958,000 505,319	264,583 214,654	827,109 833,780	(5)	7,153,094 4,678,753
P. C. Regan(10) Group Chief Financial Officer	2007 2006	600,390 488,342	560,364 322,490	124,554 —	418,418 282,614	44,029 53,441	46,245 13,657	(6)	1,794,000 1,160,544
G. J. Millwater(10) Chief Operating Officer and Chairman, Willis Re.	2007 2006	800,520 587,392	880,572 506,770	195,729 —	534,826 342,153	276,179 296,691	29,451 30,036	(7)	2,717,277 1,763,042
P. Hearn(11) Chief Executive Officer, Willis Re	2007 2006	518,750 —	1,042,080 —	333,351 —	228,855 —	63,580 —	46,758 —	(8)	2,233,374 —
D. B. Margrett Chairman and Chief Executive, Willis Limited	2007 2006	550,358 495,253	400,260 230,350	88,960 —	344,970 235,115	134,087 145,581	14,673 14,061	(9)	1,533,308 1,120,360

(1)
Messrs. Regan, Millwater and Margrett receive their salaries and bonuses in pounds sterling and the above figures have been converted into dollars at the average exchange rate for 2007 (£1:$2.0013).

(2)
2007 bonuses for Messrs. Plumeri, Regan, Millwater, Hearn and Margrett were paid 80% in cash and 20% in RSUs. The amount of 2007 bonus shown against their respective names reflects the amount of bonus paid in cash only. The RSUs are to be granted in March 2008 by reference to the Company's closing share price for its Shares on the New York Stock Exchange on the date of grant. In addition, Messrs. Plumeri, Regan, Millwater, Hearn and Margrett are to be granted 1 matching RSU for every 4 granted.

(3)
Stock and Option Award values shown are the compensation costs recognized in the Company's financial statements for 2007 for the RSU and option awards granted to the named individuals in accordance with FAS 123R (Financial Accounting Standards Board Statement of Financial Accounting Standard (revised 2004) Share-Based Payment). As a consequence the amounts shown include RSU and option award grants for 2007 and prior years. The assumptions made in the fair market valuations of the stock and option awards are described in the 'Share-Based Compensation' note to the consolidated financial statements (note 3) contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(4)
Change in Pension Value for Mr. Plumeri includes aggregate earnings under the Deferred Compensation Plan of $163,485.

(5)
All Other Compensation for Mr. Plumeri includes a deferred compensation credit of $800,000, which he receives for each year he continues to be with the Company and which is made to a non-qualified deferred compensation plan on his behalf; $13,928 relating to medical, life and disability insurance, and $13,180 relating to pension contributions.

(6)
All Other Compensation for Mr. Regan includes $14,674 car allowance, $632 medical insurance and $30,939 for personal use of an apartment in New York (see description of Perquisites on page 24).

(7)
All Other Compensation for Mr. Millwater includes $14,674 car allowance, $1,711 medical insurance, $12,850 for personal use of an apartment in New York (see description of Perquisites on page 24) and $180 sundry costs.

(8)
All Other Compensation for Mr. Hearn includes $13,928 relating to medical, life and disability insurance, $13,180 pension contributions and $19,650 for personal use of an apartment in New York (see description of Perquisites on page 24).

(9)
All Other Compensation for Mr. Margrett refers to his car allowance.

(10)
On February 29, 2008 the Company announced the appointment of Mr. Milwater as President and of Mr. Regan as Group Chief Operating Officer.

(11)
Mr. Hearn was appointed an Executive Officer on April 10, 2007. Compensation figures shown include amounts earned during the year prior to his appointment as an Executive Officer.

Grant of Plan-Based Awards

        The following table sets forth the grants of options made to the named Executive Officers during 2007, all of which were made under the Company's 2001 Share Purchase and Option Plan.

Name	Grant Date	All other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)		Grant Date Fair Value of Stock and Option Awards ($)
J. J. Plumeri	03.14.2007	67,502	—	—		2,656,204
P. C. Regan	03.14.2007	10,750	—	—		423,013
P. Hearn	03.14.2007	20,688	—	—		814,073
G. J. Millwater	03.14.2007	16,893	—	—		664,740
D. B. Margrett	03.14.2007	7,678	—	—		302,129
	06.04.2007	—	86	36.61	(2)	865

(1)
The amounts shown are the number of RSUs awarded to the named Executive Officers in respect of their 2006 bonuses, inclusive of a 1 to 4 matching award. The RSU grant made to P. Hearn was made prior to his appointment as an Executive Officer. In addition, awards of restricted stock units in connection with 2007 bonuses are to be made equal in value to the following amounts, inclusive of a 1 to 4 matching award: J. J. Plumeri $1,062,500; G. J. Millwater $275,179; P. C. Regan $175,114; P. Hearn $325,650 and D. B. Margrett $125,081. These amounts are not included in the Bonus column of the Summary Compensation Table as they will not be granted until March 2008.

(2)
Option granted under the Company's UK Sharesave Plan with an exercise price set in pounds sterling. The dollar price shown has been calculated using the exchange rate as at December 31, 2007 (£1:$1.98)

Chairman and Chief Executive Officer's Employment Agreement

        On October 15, 2000, Joseph J. Plumeri entered into a five-year employment agreement with a subsidiary of the Company which was subsequently amended and amended again in February 2008 to extend its term to the Annual General Meeting of shareholders in 2011, which is expected to be held in April 2011, and to confirm the performance targets and conditions applicable to the receipt of annual and long term incentives as agreed by the Board on the recommendation of the Board Compensation Committee. A consequence of the amendment is that Mr. Plumeri has agreed to the removal of the provision of the annual guaranteed bonus of $1,000,000, receipt of which Mr. Plumeri has waived for each of the years 2002 to 2007. Pursuant to this agreement Mr. Plumeri receives no increase in his base salary of $1,000,000, an annual bonus subject to the achievement of performance targets related to the Company's actual Earnings Before Interest and Taxation ("EBIT") compared to the approved budgeted EBIT; a deferred compensation credit of $800,000 for each year he continues to be with the Company, which is made to a non-qualified deferred compensation plan on his behalf, and the granting of performance-based options 1,700,000 Shares subject to the approval by shareholders at the 2008 annual general meeting of the proposed 2008 Share Purchase and Option Plan. These performance-based options will be earned in six tranches of 200,000, with two tranches per year for the next three years subject to the annual achievement of one of the performance targets outlined in the Company's November 2007 Investor Day. In addition, 250,000 shares will be earned upon the achievement of an increase of the earnings per share target established for 2010 and a further 250,000 shares will be earned if the Company's total shareholder return exceeds the average of the Standard and Poor's 500 by at least 1.5% over the three year performance period. See '2008 Long Term Incentive Plan' on page 22 for further information. The agreement also contains certain non-compete and non-solicitation covenants and provisions relating to Mr. Plumeri's termination of employment. See 'Potential Payments to the Chairman and Chief Executive Officer' on page 32 for further information. The term of the agreement ends upon the conclusion of the Annual General Meeting of shareholders in 2011 or the earlier of the giving by either party of 90 days' prior written notice.

Other Named Executive Officers' Employment Agreements

        The other named Executive Officers, Patrick C. Regan, Grahame J. Millwater, Peter Hearn and David B. Margrett each have an employment agreement with a subsidiary of the Company. Each agreement provides for an annual salary which is subject to review and which for 2007 was $800,520 for Mr. Millwater, $600,390 for Mr. Regan, $550,000 for Mr. Hearn and $550,358 for Mr. Margrett. Messrs Regan, Millwater and Margrett receive their salaries in pounds sterling and the above figures have been converted into dollars at the average exchange rate for 2007 (£1:$2.0013). Messrs. Regan, Millwater, Hearn and Margrett participate in the Annual Incentive Plan which provides for a bonus dependent on Company and personal performance. Also, the agreements contain certain non-compete and non-solicitation covenants. Further, except for Mr. Hearn, each agreement may be terminated generally by each Executive Officer upon giving 12 months' notice. Mr. Hearn may terminate his employment immediately upon giving notice to the Company, and the Company may terminate his employment by giving thirty days' notice in writing.

Outstanding Equity Awards at Year End

        The following table sets forth the options and stock awards held by the named Executive Officers as at December 31, 2007.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
J. J. Plumeri	100,000		—		38.06		03.19.2014	—		—
	—		500,000	(1)	32.78		06.20.2014	—		—
	—		—		—		—	67,502	(4)	2,563,051
P. C. Regan	10,000		40,000	(2)	36.94		01.01.2016	—		—
	—		5,414	(3)	36.94		01.01.2016	—		—
	—		150,000	(1)	32.78		06.20.2014	—		—
	—		—		—		—	10,750	(4)	408,178
P. Hearn	30,000		20,000	(5)	38.06		03.19.2014	—		—
	—		100,000	(1)	32.78		06.20.2014	—		—
	—		—		—		—	14,285	(7)	542,401
	—		35		36.60		09.22.2014	—		—
	—		—		—		—	20,688	(4)	785,523
G. J. Millwater	13,902		—		1.98	(6)	12.18.2008	—		—
	30,000		45,000	(5)	38.06		03.19.2014	—		—
	—		250,000	(1)	32.78		06.20.2014	—		—
								16,893	(4)	641,427
D. B. Margrett	30,000		20,000	(5)	35.96		11.02.2004	—		—
	—		150,000	(1)	32.78		06.20.2014	—		—
	—		204		36.71	(9)	01.01.2009	—		—
	—		202		36.61	(9)	01.01.2010	—		—
	—		86		43.14	(9)	02.01.2011	—		—
								7,678	(4)	291,534
	3,000	(8)	2,000		38.06		03.19.2004	—		—
	4,000	(8)	1,000		30.75		07.01.2013	—		—
	—		193	(8)	26.79	(9)	01.02.08	—		—
	—		204	(8)	36.71	(9)	01.01.09	—		—
	—		101	(8)	36.61	(9)	01.01.10	—		—
	—		173	(8)	43.14	(9)	02.01.11	—		—

(1)
Options were granted on June 20, 2006, and vest in four equal tranches on the second to fifth anniversaries of grant.

(2)
Options were granted on January 1, 2006, and vest in five equal tranches on the first to fifth anniversaries of grant.

(3)
Options were granted on January 1, 2006, and vest in five equal tranches on the second to sixth anniversaries of grant.

(4)
RSUs were granted on March 14, 2007, and vest in three equal tranches on the first to third anniversaries of grant. The market value has been calculated using the closing price on December 31, 2007 as quoted on the New York Stock Exchange ($37.97).

(5)
Options were granted on March 19, 2004, and vest in five equal tranches on the first to fifth anniversaries of grant.

(6)
Options were granted with an aggregate exercise price of £1 sterling, upon the surrender of cash bonus entitlements. The dollar price shown has been calculated using the exchange rate as at December 31, 2007 (£1:$1.98).

(7)
RSUs were granted on June 20, 2006, and vests in four equal tranches on the second to fifth anniversaries of grant.

(8)
Held by Mr. Margrett's spouse, also an employee of the Company.

(9)
Options were granted under the Company's UK Sharesave Scheme with an exercise price set in pounds sterling. The dollar price shown has been calculated using the exchange rate as at December 31, 2007 (£1:$1.98).

Option Exercises and Stock Vested

        The following table sets forth the share options exercised during 2007 by the named Executive Officers.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
P. Hearn	120,000	(1)	2,711,935	—	—
D. B. Margrett	70	(2)	1,198	—	—

(1)
P. Hearn exercised his options over 120,000 shares prior to his appointment as an Executive Officer.

(2)
Option exercised by D. B. Margrett's spouse, also an employee of the Company.

Pension Benefits

        Willis North America Inc. Pension Plan—The Group maintains a United States retirement program, the Willis North America Inc. Pension Plan, a qualified defined benefits plan. This plan provides members with a pension on normal retirement age of 60 or 65 based on length of service, pensionable remuneration and when they first joined the plan. The compensation limit for the plan is $200,000 for 2006 and 2007. Participants are 100% vested in the Plan after completing five years of vesting service. Employees also become 100% vested if they are participants in the plan and are employed by Company after reaching age 60. The US Pension Plan has closed to new hires from January 1, 2007.

        If participants are vested and married, their surviving spouses may be entitled to survivor benefits from the plan, if the participants die before starting retirement benefits. The default death benefit is the survivor portion of a 50% Joint & Survivor annuity. If participants are age 55 with 10 or more years of service, they may elect an enhanced survivor benefit.

        As of year-end 2007, Mr. Plumeri had approximately seven years of credited service. The accrued annual benefit for Mr. Plumeri, payable in a straight-life annuity beginning at age 65, is $44,931. At retirement age of 65, the years of service and annual Maximum Average Salary (assuming periodic increases in the plan's pay limit for cost of living) for Mr. Plumeri are 8 years and $196,000 respectively.

        Also, Willis North America Inc. has a 401(K) plan covering its eligible employees and those of its subsidiaries. Shares are available as an investment option to participants in Willis North America's 401(K) plan.

        Willis Pension Scheme—The Group also maintains a United Kingdom retirement program consisting of the Willis Pension Scheme, an approved defined benefits plan, and an unfunded unapproved plan. A defined contribution plan was introduced in 2006 for new employees. The Willis Pension Scheme provides members with a pension of up to two thirds of pensionable remuneration on normal retirement age of either 60 or 65. Members accrue pension at a rate of 1/30th, 1/50th or 1/60th of pensionable remuneration, depending on grade and when they first joined the Scheme, in each case subject to a maximum of two-thirds of pensionable remuneration on retirement. Other members may have different accrual rates due to individual circumstances, such as continuation of existing benefits on joining. During 2007, members contributed 6% of their pensionable remuneration. The contribution level increased to 8% of pensionable remuneration from January 1, 2008. The Willis Pension Scheme was closed to new members from January 1, 2006.

        Pensionable remuneration is based on full basic salary less an offset in respect of the UK State Pension, currently £4,540, in the case of most members including G. J. Millwater, P. C. Regan and D. B. Margrett. In addition, pensionable remuneration for members who joined the Scheme after June 1, 1989, including P. C. Regan, is subject to a cap, currently £112,800.

        G. J. Millwater accrues pension at a rate of approximately 1/53rd per annum; and both P. C. Regan and D. B. Margrett accrue pension at a rate of approximately 1/60th.

        On death, pensions based on one half of the members' pensions are payable to a surviving spouse.

        Rest of World—Elsewhere, pension benefits for our employees are typically provided in the country of operation through defined contribution plans.

        The following table sets forth the retirement benefits that may be received by the named Executive Officers:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($'000)		Payments During Last Fiscal Year ($)
J. J. Plumeri	Willis North America Inc. Pension Plan	7	456		—
P. C. Regan	Willis Pension Scheme (UK)	2	101	(1)	—
P. Hearn	Willis North America Inc. Pension Plan	14	397		—
G. J. Millwater	Willis Pension Scheme (UK)	19	3,651	(1)	—
D. B. Margrett	Willis Pension Scheme (UK)	3	479	(1)	—

(1)
The accumulated benefit is calculated in pounds sterling. The dollar figure shown calculated at the exchange rate as at December 31, 2007 (£1:$1.98).

Non-qualified Deferred Compensation

        The following table sets forth the non-qualified deferred compensation to be received by the Chairman and Chief Executive Officer. None of the other named Executive Officers receives deferred compensation.

Name	Executive Contributions in Last Financial Year ($)	Registrant Contributions in Last Financial Year ($)		Aggregate Earnings in Last Financial Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Financial Year End ($)
J. J. Plumeri	—	800,000	(1)	163,485	—	4,282,127

(1)
Effective from October 15, 2003, Mr. Plumeri has received an annual deferred compensation credit of $800,000, which is made to a non-qualified deferred compensation plan on his behalf. This payment is included in Mr. Plumeri's All Other Compensation in the summary compensation table. Aggregate earnings are included in Mr. Plumeri's Change in Pension Value in the summary compensation table.

Potential Payments to the Chairman and Chief Executive Officer

        The following table shows the estimated payments and benefits that would have been received by the Chairman and Chief Executive Officer if his employment on December 31, 2007 had terminated and the terms of his Amended and Restated Employment Agreement as of February 28, 2008 applied.

	Salary and Bonus ($)	Deferred Compensation ($)	Accrued Amounts ($)(4)	Total Payments on Termination ($)	Intrinsic Value of Unvested Stock Awards ($)(5)
Termination by the Company without cause or by the Officer with good reason(1)	4,000,000	6,882,127	4,375,927	15,258,054	2,550,901
Termination by the Company on Change of Control(2)	6,000,000	6,882,127	4,375,927	17,258,054	5,055,901
Other Reasons(3)	—	4,282,127	4,375,927	8,658,054	2,550,901

(1)
J. J. Plumeri is entitled, where his employment is terminated either by the Company without cause or by himself with good reason, to receive the lesser of $4,000,000 and $2,000,000 multiplied by a fraction the numerator of which is the number of months of employment remaining until April 2011 and the denominator of which is 12 plus any accrued amounts earned prior to termination but not yet paid and accrued rights. The accrued amounts include unpaid salary and vacation pay; any bonus due as a result of actual performance but not yet paid for any completed financial year; and for the year in which termination occurs payment of a pro rated portion of the actual annual bonus earned based on the performance achieved in that year. Accrued rights includes amounts due under medical, life insurance, disability and pension plans, and reimbursable business expenses.

  He will also have credited to his deferred compensation benefit account the amounts he would have received had he remained until the end of his contract of employment, currently April 2011. On departure the full amount accrued under the deferred compensation plan will become payable.

  Further, Mr. Plumeri would have the right to exercise his vested and not yet exercised share grant awards made in 2006 within 30 days of his date of termination or in the case of those granted in

  2004 within two years of termination. In addition, all unvested RSUs granted in 2007 would immediately vest upon termination.

  The table above shows the amount Mr. Plumeri would have received had termination taken place on December 31, 2007, and assuming the Board, through the Board Compensation Committee, would have determined that Mr. Plumeri would be paid a cash bonus of an amount equal to what he is to receive in respect of his performance for 2007.

(2)
Should the Company be subject to a change of control and Mr. Plumeri's employment is terminated by the Company (or successor company) after such change for any reason, including prior to the change of control at the direction of the acquiring or successor company or Mr. Plumeri terminates his employment with or without cause Mr. Plumeri will receive $6,000,000. Mr. Plumeri will also receive the accrued amounts and accrued rights, as described in (1) above, and he would have credited to his deferred compensation benefit account the amounts he would have received had he remained until the end of his contract of employment, currently April 2011. On departure the full amount payable under the deferred compensation plan will become payable.

  Also, Mr. Plumeri would have the right to exercise his vested and not yet exercised share grant awards made within two years of termination. As regards unvested share grant awards the Board has the discretion to accelerate Mr. Plumeri's awards so that they can be exercised. For the purpose of this section, it has been assumed that discretion to the maximum extent has been exercised.

  Further, the Company (or our successor) would be required to pay Mr. Plumeri an amount (a "gross-up" payment) in respect of excise taxes that may be imposed under US tax laws on payments and benefits received in connection with a change of control. The gross-up payment would make Mr. Plumeri whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to the Company's equity and benefit plans. For the purpose of this section, it is assumed that no such payments will be necessary.

  The table above shows the amount Mr. Plumeri would have received had termination taken place on December 31, 2007 by reason of change of control, and assuming the Board has exercised its discretion to determine his unvested share grants should become exercisable to the maximum extent.

(3)
Where the employment is terminated either by the Company for any reason other than as described in (1) and (2) above, including disability, mutual retirement and retirement, Mr. Plumeri will be entitled to receive an amount equal to accrued amounts earned prior to termination but not yet paid, and accrued rights including the right to receive the full amount accrued under the deferred compensation plan.

  Also, Mr. Plumeri would have the right, except where termination is for cause or without good reason by him in relation to his 2006 award, to exercise his vested and not yet exercised exercisable share grant awards made in 2006 within 30 days of his date of termination or in the case of those granted in 2004 within two years of termination. In addition, all unvested RSUs granted in 2007 would immediately vest upon termination.

  In March 2007, Mr. Plumeri's 2006 option agreement in respect of his share option grant of 500,000 shares was amended to the effect that, on termination of Mr. Plumeri's employment as a result of retirement, if at that time a successor Chief Executive Officer has been appointed by the Board, Mr. Plumeri's shares options shall become fully vested and exercisable for a period of two years following such termination. In the event Mr. Plumeri continues his employment with the Company as Executive Chairman after a Chief Executive Officer has been appointed, and afterwards ends his employment as a result of retirement, the same option schedule would apply.

(4)
It has been assumed for this calculation that the Board, through the Board Compensation Committee, would have determined that Mr. Plumeri be paid a cash bonus of an amount equal to what he is to receive in respect of his performance for 2007.

(5)
In addition to the above, it has been agreed that Mr. Plumeri will still retain the benefit of the Company's Directors and Officers insurance relating to his services for the period up to and including his date of departure where termination of employment is without cause or for good reason or change of control. Also, under the US Pension Plan, in the event of termination of employment for any of the above reasons, Mr. Plumeri will receive the same benefit as other plan participants terminated for similar reasons. For more information please see Executive Compensation—Pension Benefits.

(6)
The terms "cause", "good reason", "disability", "mutual retirement" and "retirement" are used as defined in Mr. Plumeri's employment agreement. The term "cause" includes, among other things, conviction of a felony, willful and continuous disregard for, or serious or persistent breach of material duties and responsibilities, gross negligence or any other form of gross misconduct. The term "good reason" includes, among other things, any material diminution of duties, responsibilities or authority, or the assignment to Mr. Plumeri of any duties materially inconsistent with his position or any material breach of his contract of employment by the Company.

  "Change of Control" is defined in Mr. Plumeri's agreement as:

  (a)
  the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of equity interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company;

  (b)
  occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; provided a Person shall not be deemed so nominated or appointed if such nomination or appointment is the result of a proxy contest or a threatened proxy contest;

  (c)
  the failure of the Company to own, directly or indirectly, at least 50% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Willis North America, Inc., ("Willis US") (or the successor entity owning all or substantially all of the assets previously owned by Willis US if such assets are transferred);

  (d)
  a merger, consolidation or other corporate transaction of the Company (a "Transaction") such that the shareholders of the Company immediately prior to such Transaction do not own more than 50 percent of the aggregate ordinary voting power of the surviving entity (or its parent) immediately after such Transaction in approximately the same proportion to each other as immediately prior to the Transaction;

  (e)
  the sale of all or substantially all of the assets of the Company; or

  (f)
  approval by the Company's shareholders of a plan of liquidation or dissolution of the Company.

Potential Payments to Other Named Executive Officers

        The following table shows the estimated payments and benefits that would have been received by the other named Executive Officers if their employment on December 31, 2007 had terminated.

	Total Payments on Termination ($)	Intrinsic Value of Unvested Stock Awards ($)
P. C. Regan
Termination by Redundancy(1)	891,000	406,243
Voluntary Termination(2)	594,000	0
Termination by the Company on Change of Control(3)	891,000	406,243
Other Reasons(4)	0	406,243
P. Hearn
Termination by Redundancy(1)	825,000	781,800
Voluntary Termination(2)	0	0
Termination by the Company on Change of Control(3)	825,000	781,800
Other Reasons(4)	0	781,800
G. J. Millwater
Termination by Redundancy(1)	1,188,800	525,357
Voluntary Termination(2)	792,000	0
Termination by the Company on Change of Control(3)	1,188,800	525,357
Other Reasons(4)	0	525,357
D. B. Margrett
Termination by Redundancy(1)	816,750	290,168
Voluntary Termination(2)	544,500	0
Termination by the Company on Change of Control(3)	816,750	290,168
Other Reasons(4)	0	290,168

(1)
In respect of the other named Executive Officers, the Company would anticipate making a payment equivalent to 12 months base salary. Further, payments in respect of Messrs. Millwater, Regan and Margrett may be made to address any statutory redundancy payments required to be made, at rates set from time to time by the Department of Trade and Industry of the UK Government. However, the Company may make enhanced payments on termination, in recognition of factors such as the individual Executive Officer's contribution to the Company and length of service, up to a maximum of 18 months base salary.

  All unvested RSUs granted in 2007 would immediately vest upon termination. Further, the other named Executive Officers are entitled to exercise their other vested and not yet exercised share grant awards within 30 days of of termination, except for options under the UK Sharesave Scheme, which may be exercised within six months of termination,

  The table above shows the amounts the other named Executive Officers would have received had termination taken place on December 31, 2007, assuming that payments equivalent to 18 months base salary were made.

(2)
The other named Executive Officers, except for Mr. Hearn, are required to give the Company 12 months notice of their intention to terminate their employment voluntarily. Due to their roles, the Company may require that they vacate their office without serving the full notice period. In these circumstances the Company may pay the other named Executive Officers a sum equivalent to their base salary for the amount of their notice period outstanding. Accordingly, if the Company requires any of Messrs. Millwater, Regan or Margrett to vacate office immediately upon giving notice of voluntary termination, payments of up to 12 months salary would be paid. Mr. Hearn may terminate his employment immediately on giving notice to the Company.

  Generally, share option grants cease to be exercisable on voluntary termination without good reason, as defined in the option award agreement. Good reason includes, among other things, any material diminution of duties, responsibilities or authority, or the assignment to the Executive Officer of any duties materially inconsistent with his position and any material breach of his contract of employment by the Company. Except for this circumstance, all vested and unexercised share options at termination can be exercised within the period defined in the award agreement, which is generally 30 days.

  The table above shows the amounts the other named Executive Officers would have received had termination taken place on December 31, 2007, assuming that they were required by the Company to vacate their office, and that payments equivalent to their base salary for their full notice period would be made.

(3)
Other than Mr. Plumeri (as described above), no other named Executive Officer has change of control provisions in his employment agreement. The amounts payable to the other named Executive Officers in respect of termination following a change in control would be calculated on the same basis described in Termination through Redundancy and Voluntary Termination above.

  Unvested options and stock based grants may become exercisable in the event of a change of control. In such event, the Board or the Compensation Committee may determine, on such terms and conditions as it deems appropriate, that for a period prior to the change in control becoming effective, any stock option or stock based grant shall be exercisable as to all shares subject to such awards, and that, upon the occurrence of such event, such awards shall terminate and be of no further force or effect. If however the Compensation Committee determines that such awards shall remain exercisable after the change in control becomes effective, such awards shall remain exercisable to the extent to which it was exercisable immediately prior to such event. The options and stock awards currently held by the named Executive Officers are detailed in the 'Outstanding Equity Awards at Year End' table on page 29.

  For this purpose, change of control shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission there under as in effect on the date hereof) of the common shares of the Company representing more than 50% of the aggregate voting power represented by the issued and outstanding common shares of the Company; and (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Company by Persons who were neither (i) nominated by the Company's Board of Directors nor (ii) appointed by Directors so nominated.

  The above position applies to all share grant awards made to the other named Executive Officers.

  The table above shows the amounts the other named Executive Officers would have received had termination taken place on December 31, 2007, assuming that they were paid the higher of the amounts that would be payable for termination through redundancy or voluntary termination.

(4)
Where the employment of an other named Executive Officer is terminated either by the Company for any reason other than as described above, or for retirement (as defined in his employment agreement), the named Executive Officer would have the right to exercise his vested and not yet exercised exercisable share grant awards made in 2006 within 30 days of his date of termination, except that for termination through disability or retirement, all unvested RSUs granted in 2007 would immediately vest upon termination.

  Under the UK Pension Plan, in the event of termination of employment for any of the above reasons, the other named Executive Officers will receive the same benefit as other plan participants terminated for similar reasons. For more information please see "Executive Compensation—Pension Benefits".

Director Compensation

        All Directors, other than Mr. Plumeri, receive a Director's fee of $75,000 per annum. In addition, the Chairman of the Compensation Committee and of the Corporate Governance and Nominating Committee receives a further $20,000 per annum; the Chairman of the Audit Committee receives a further $30,000 per annum; and other members of the Audit Committee receive a further $10,000 per annum.

        For additional work undertaken during 2007, the Compensation Committee agreed that W. W. Bradley, J. A. Califano Jr., W. E. Lane and J. F. McCann should receive a one-off fee of $10,000.

        Each non-employee Director who is re-elected at the Company's Annual General Meeting will receive an award of RSUs equivalent in value to $75,000, based on the closing price of the Company's shares as quoted on the NYSE on the date of grant. Those appointed after an Annual General Meeting will receive a pro-rated award in respect of their first year in office. The RSUs, unless subject to a deferral election will vest on the first anniversary of grant. This award of RSUs, which applied from the 2007 Annual General Meeting, replaced the previous policy of granting to new directors on appointment an option over 30,000 shares. These options were granted at an exercise price equal to the closing price of the Company's shares as quoted on the NYSE on the date of grant and vest in five equal installments from the first anniversary of grant and are exercisable until the tenth anniversary of grant.

        Each Director is required to hold the Company's shares, including vested share grant awards, equal to three times their annual basic fee of $75,000 within five years of the date of appointment. Further, the Directors shall not be able to sell these shares until six months following resignation as a Director.

        Under the Non-Employee Directors Deferred Compensation Plan, non-employee Directors may elect to defer all or any portion of their fees to be earned in any given calendar year into: (1) a cash account, in which the deferred fees earn interest at a rate equal to that which we do or could earn on an equal amount of money deposited with a commercial bank; or (2) a stock account, which we credit with a number of shares of the Company's common stock equal to the amount of the fees deferred into the stock account divided by the 10-day average sales price of our Shares with respect to the date the Director defers his or her fees. A Director shall only receive a distribution of his or her cash account (in cash) and stock account (in Shares), upon the earlier to occur of: (1) a change of control of the Company; (2) the first business day of the calendar year following the date the Director retires, resigns or otherwise separates from service as a Director; and (3) the termination of the plan by the Board of Directors. As of February 29, 2008, there were 500,000 shares available for distribution into stock accounts under this plan, of which 9,175 Shares are credited in aggregate to Directors' stock accounts and 50,702 have been issued under the plan to former Directors of the Company.

        The following table sets forth cash and other compensation paid or accrued to Directors of the Company during 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
G. M. Bethune	75,000	27,680	49,990	—		152,670
W. W. Bradley	105,000	9,450	49,990	—		164,440
J. A. Califano Jr.	85,000	28,610	49,990	14,917	(5)	178,517
A. C. Catalano	75,000	66,600	49,990	—		191,590
E. G. Friberg	75,000	62,820	49,990	—		187,810
Sir Roy Gardner(2)	88,671	62,820	49,990	—		201,481
Sir Jeremy Hanley	85,000	62,820	49,990	—		197,810
W. E. Lane	95,000	28,610	49,990	—		173,600
J. F. McCann	85,000	28,610	49,990	—		163,600
D. B. Roberts(3)	105,000	28,610	49,990	—		183,600
P. Golkin(4)	30,257	9,450	—	—		39,707

(1)
Value shown is the compensation cost recognized in the Company's financial statements for 2007 of the RSUs or options granted to the named individuals in accordance with FAS 123R (Financial Accounting Standards Board Statement of Financial Accounting Standard (revised 2004) Share-Based Payment). As a consequence the amounts shown include awards granted in 2007 and in prior years. The assumptions made in the fair market valuations of these awards are described in the 'Share-Based Compensation Plans' note to the consolidated financial statements (note 3) contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

  All of the above-named Directors, with the exception of P. Golkin, were each granted an award of 1,828 RSUs on April 30, 2007, with a grant date fair value of $74,985.

  At December 31, 2007, A. C. Catalano, E. G. Friberg, Sir Roy Gardner and Sir Jeremy Hanley each held an option to purchase 30,000 shares; G. M. Bethune, J. A. Califano Jr., W. E. Lane, J. F. McCann and D. B. Roberts each held options to purchase 35,000 shares; and W. W. Bradley held options to purchase 130,000 shares. Each Director also held 1,828 RSUs.

(2)
Sir Roy Gardner was appointed Chairman of the Board Compensation Committee with effect from April 25, 2007.

(3)
During 2007, D. B. Roberts deferred 25% of his fees under the Non-Employee Directors Deferred Compensation Plan.

(4)
P. Golkin did not seek re-election as a Director at the 2007 Annual General Meeting and consequently, ceased to be a Director effective from April 25, 2007.

(5)
All Other Compensation for J. A. Califano Jr. relates to air travel costs incurred in respect of a Board meeting held in London. No other Directors received perquisites that are required to be included in All Other Compensation.

2001 Share Purchase and Option Plan

        The 2001 Share Purchase and Option Plan (the "2001 Plan") provides for the grant of options to purchase our Shares and restricted Shares and other Share-based grants to any of the Company's employees and Directors. Approximately 4,800 employees currently participate in the 2001 Plan, including Mr. Plumeri and the other Executive Officers. The 2001 Plan is intended to promote the Company's long-term financial interests and growth by attracting and retaining Associates with the training, experience and ability to enable them to make a substantial contribution to the success of our business; motivate by means of growth-related incentives to achieve the Company's goals; and further the alignment of interests of participants with those of shareholders of the Company through opportunities for increased share ownership in us.

        Limits on Awards.    As of February 29, 2008 options on 14,401,137 Shares and 1,589,005 RSUs remained outstanding (whether vested or unvested). In addition, further RSUs with a monetary value of approximately $8 million are expected to be granted in March 2008 to satisfy awards in relation to 2007 bonus payments, The maximum number shares available to be granted under the 2001 Plan is 25,000,000. Within that limit, the maximum number of restricted shares, purchased shares or other share based grants that may be issued shall not exceed 3,500,000. In connection with certain of our option grants, employees have agreed and may in the future agree to restrict the transferability of the Shares that they own, as of the date the option is granted, for a period of six years from the date of the original option grant, which options may be forfeited without payment in the event the employees breach the transfer restrictions imposed on their Shares.

        Stock options generally become exercisable on the first, second, third, fifth, sixth or eighth anniversary of grant. Certain option grants may accelerate depending on the achievement of certain performance goals and option grants may terminate based on the circumstances surrounding an optionee's termination of employment. The vesting and exercisability of options and other share-based awards may also be accelerated, at the discretion of our Board of Directors, upon a change in control of the Company.

        Stock Options.    Stock options granted under the 2001 Plan may be either incentive stock options or non-qualified stock options. Any incentive stock options shall have an exercise price at least equal to the fair market value of the shares subject to the option on the date of the grant. No stock option may have a term that is longer than 10 years after the date the option is granted. Stock options granted under the plan may have vesting periods, expiration dates, or other restrictions, as the compensation committee of our Board of Directors (the "Compensation Committee") in its sole discretion will determine.

        Restricted Shares.    The Compensation Committee may grant to plan participants Shares subject to certain restrictions. Subject to certain limitations, restricted Shares shall not have a restriction period of less than 6 months.

        Purchase Shares and Other Share-Based Grants.    The Compensation Committee may grant to plan participants the opportunity to purchase Shares. The Compensation Committee also may grant to plan participants awards that are denominated in units, payable in Shares, including awards valued other than with respect to the fair market value of the Shares.

        Termination.    Unless sooner terminated by our Board of Directors, the 2001 Plan will expire 10 years after its adoption. Any termination or expiration will not affect the validity of any grant outstanding on the date of the plan's termination or expiration.

        Administration.    Our Board of Directors and the Compensation Committee administer the 2001 Plan, including, without limitation, the determination of the employees to whom grants will be made, the number of Shares subject to each grant and the various terms of those grants (including, without limitation, the acceleration of the vesting of any award). The Compensation Committee may from time to time amend the terms of any grant so long as such amendment is consistent with the terms of the plan, and our Board of Directors retains the right to amend, suspend or terminate the 2001 Plan at any time.

        Effects of Certain Corporate Events.    Upon the occurrence of a merger, amalgamation under Bermuda law, consolidation or other corporate event the Compensation Committee may elect to cancel all outstanding awards granted under the 2001 Plan or cause them to remain outstanding and be adjusted to reflect the effect of any such event on the Shares. In the event that the Compensation Committee elects to cancel the outstanding awards, all holders of stock options will have the opportunity to exercise their options in full for a specified period of time prior to the cancellation of their options.

Bonus and Stock Plan

        The Bonus and Stock Plan is a sub-plan of the 2001 Plan and provides for awards of RSUs (the "Award") which is, except for UK employees, simply a promise by the Company to deliver, on the specified anniversary of the grant of an Award, generally the second or third anniversary of grant. The Award is determined in accordance with a formula based on the eligible bonus and the quoted closing market price of the Share at the date of the Award. Further, the Company matches the Award with an additional award of RSUs, equal to 25% of the Award. As of February 29, 2008, awards over 412,724 Shares had been made and remain unforfeited.

Sharesave Plans

        We established in 2001 a "save as you earn" plan, which we refer to as our Sharesave Plan, which has been approved by the Inland Revenue of the United Kingdom, under which all employees of the Company who have completed a minimum service requirement not exceeding five years and are subject to certain taxes in the United Kingdom are granted options to purchase Shares. The Sharesave Plan is a sub-plan of the 2001 Plan. Options may be granted with a sterling option price that is not less than 80% of the market value of the Shares on the date of grant and, where the Shares are to be subscribed, the nominal value if greater. The options may vest in three, five or seven years' time, with each participant being able to pay for his or her options by entering into a savings contract with a savings provider under which he or she agrees to save a regular monthly amount, not to exceed £250 per month. The current maximum monthly saving amount per grant is £100. Options have been granted in each year from 2001 to 2007 with vesting three years after grant. At the end of the savings period, the participants receive their savings back plus a tax-free bonus, which may be used, at the participant's discretion, to exercise the option. Options not exercised within six months from the end of the contract will lapse. In addition, in the event of a change of control of the Company, options may be exercised within six months of the change of control.

        The Board of Directors may determine the maximum number of Shares available for any option grant. Options may be adjusted, subject to the prior approval of the UK Inland Revenue, to reflect variations in the share capital of the Company, including the capitalization, rights issue and subdivision, consolidation or reduction in the capital of the Company. Also, the Board of Directors may at any time amend the Sharesave Plan, which amendments must be approved by the UK Inland Revenue prior to taking effect in order to ensure that the Sharesave Plan retains its tax-qualified status. However, the Board of Directors may not make any amendments that would adversely affect the rights of participants without obtaining appropriate consents. No options may be granted under the Sharesave Plan after the tenth anniversary of the adoption of the Sharesave Plan.

        In 2002, we established our International Sharesave Plan, known as TWISP, for employees of our subsidiaries who are resident under relevant tax laws in 32 countries and our Irish Sharesave Plan for our employees in the Republic of Ireland. Both plans operate on a similar basis to the Sharesave Plan described above and are sub-plans of the 2001 Plan. Options have been granted in each year from 2002 to 2007 with vesting in three years from grant and a maximum monthly saving amount of £100 or local currency equivalent.

        As of February 29, 2008, 587,245 Shares remained unforfeited under all the Sharesave Plans.

New 2008 Share Purchase and Option Plan

        The Board of Directors is seeking shareholder approval for the adoption of the Willis Group Holdings Limited 2008 Share Purchase and Option Plan ("2008 Plan"), a new share plan which will be in addition to the 2001 Plan. The 2008 Plan will provide for the grant of options to purchase our Shares and for the grant of Restricted Stock, Restricted Stock Units and other Share-based grants to any of the Company's employees and Directors and those of our associate companies as designated by the Board as being eligible for participation in the 2008 Plan. Further details of the 2008 Plan and the proposal for its approval can be found on page 45.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2007, Gordon M. Bethune, Sir Roy Gardner, James F. McCann and Perry Golkin served on the Compensation Committee. See "Transactions with Management and Others" below.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        From time to time, in the ordinary course of business and on commercial terms, the Company may provide insurance broking or consultancy services to companies in which various Executive Officers and Directors of the Company have direct or indirect interests.

        During 2007, the Company did not make any contributions to any charitable organizations in which any independent Director served as a Director or Executive Officer that exceeded the greater of $1m or 2% of the charitable organization's consolidated gross revenues.

        There were no disclosable transactions with management and others during 2007.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

        The following graph demonstrates a five year comparison of cumulative total returns for the Company, the S&P 500 and a peer group comprised of the Company, Aon Corporation, Arthur J. Gallagher & Co., Brown & Brown Inc., Hilb, Rogal and Hamilton Co., and Marsh & McLennan Companies, Inc. The comparison charts the performance of $100 invested in the Company, the S&P 500 and the peer group on January 1, 2002, assuming full dividend reinvestment.

SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater-than-ten-percent holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no reports were required, all of its Directors and Executive Officers made all required filings on time during 2007.

INCORPORATION BY REFERENCE

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Compensation Committee Report", "Report of the Audit Committee" (to the extent permitted by SEC rules) and the appendices to this Proxy Statement, shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

SOLICITATION OF PROXIES

        The Board of Directors hereby solicits proxies for use at the 2008 Annual General Meeting and at any adjournment thereof. Shareholders who execute a proxy may still attend the meeting and vote in person. A proxy may be revoked at any time before it is voted by giving to the Secretary of the Company, care of the office of its subsidiary, Willis Group Limited, The Willis Building, 51 Lime Street, London EC3M 7DQ, written notice bearing a later date than the proxy, by submission of a later dated proxy or by voting in person at the meeting. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated. Mere attendance at the meeting will not revoke a proxy which was previously submitted to the Company.

        The cost of this proxy solicitation is borne directly by the Company. Georgeson Shareholder Communications Inc. has been retained to assist in the proxy solicitation at a fee of approximately $10,000 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company's Directors, Officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

        Where a shareholder wants to nominate a person for election to the Board at the Company's Annual General Meeting, the shareholder must provide advance notice to the Company. Notice of shareholder nominations for election at the 2009 Annual General Meeting must be received by the Company Secretary, Willis Group Holdings Limited, care of the office of its subsidiary, Willis Group Limited, The Willis Building, 51 Lime Street, London EC3M 7DQ, no earlier than October 15, 2008 and no later than November 14, 2008. The notice must disclose in respect of the proposed nominee, name, age, business and residence address, principal occupation, number of the Company's Shares beneficially owned and such other information as is required to be disclosed for the election of Directors pursuant to Section 14 of the United States Exchange Act of 1934, as amended, together with a notice executed by the proposed nominee confirming his or her willingness to serve as a Director if so elected. The shareholder making the nomination will be expected to provide his or her name, address and number of shares of the Company beneficially owned.

        A copy of the bye-law provisions can be obtained from the Company Secretary on request or can be found in the Corporate Governance section of our website at www.willis.com. A shareholder may also propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Group General Counsel, Willis Group Holdings Limited, One World Financial Center, 200 Liberty Street, New York, New York 10281-1003. The Corporate Governance and Nominating Committee will consider the shareholder's nominee proposal in accordance with the selection process and specific qualification standards as set out in the Company's Corporate Governance Guidelines.

ETHICAL CODE

        The Company has adopted an Ethical Code applicable to all our employees, including our Chairman and Chief Executive Officer, the Group Chief Financial Officer, the Group Financial Controller and all those involved in the Company's accounting functions. Our Ethical Code can be found in the Corporate Governance Section of our website at www.willis.com. A copy is also available free of charge on request from the Company Secretary, Willis Group Holdings Limited, c/o Willis Group Limited, The Willis Building, 51 Lime Street, London EC3M 7DQ.

SHAREHOLDER AND OTHER PROPOSALS

        Shareholders who wish to present a proposal and have it considered for inclusion in the Company's proxy materials for the 2009 Annual General Meeting of the Company's shareholders must submit such proposal in writing to the Secretary of the Company on or before November 14, 2008.

        Shareholders who wish to present a proposal at the 2009 Annual General Meeting, other than in relation to the nomination of Directors, that has not been included in the Company's proxy materials must submit such proposal in writing to the Secretary of the Company. Any such notice received by the Secretary on or after January 28, 2009 shall be considered untimely for the presentation of proposals by shareholders.

        In addition, the Company's bye-laws and the Bermuda Companies Act contain further requirements relating to the timing and content of the notice which shareholders must provide to the Company for any nomination or matter to be properly presented at a shareholders' meeting.

By order of the Board of Directors,

Michael P. Chitty
Secretary

ITEM 3

ADOPTION OF THE WILLIS GROUP HOLDINGS LIMITED 2008 SHARE PURCHASE
AND OPTION PLAN

        At the Annual General Meeting, Shareholders are being asked to approve the adoption of the Willis Group Holdings Limited 2008 Share Purchase and Option Plan (the "2008 Plan"). Upon the recommendation of the Compensation Committee, the Board of Directors has approved the adoption of the 2008 Plan, subject to shareholders' approval.

        As our Directors and Executive Officers are eligible to participate in the 2008 Plan, they have a significant interest in this matter.

Background

        At our Investor Day in November 2007, we identified very specific earnings and margin targets for each of the next three years so that our shareholders would have a clear measure of how well we are implementing the Shaping Our Future strategy for delivering significant shareholder value through 2010.

        In order to achieve that shareholder value, we must continue to attract and retain extremely qualified and talented professionals in a highly competitive financial services market. At the same time, we need to ensure that our employees are incentivized best to deliver on our strategy generally—and our financial targets in particular—for the optimum benefit of our shareholders.

        The Company's compensation philosophy traditionally has used long-term incentives as the most significant element of our executives' compensation, particularly that of our Executive Officers. This historically has been achieved through the use of conventional stock award grants—primarily share options—that have vested as a product of employment retention rather than the achievement of specific financial goals.

        We are satisfied that this approach has assisted us in our industry-leading growth and development since 2001. However, given our ambitious strategy and goals for surpassing that performance with even heightened shareholder value, we believe that it is appropriate to add a performance-based element to our existing retention-based approach for earning long-term incentives.

        To that end, we have put in place a new 2008 Long Term Incentive Plan that will be directly related to 100% performance of the financial targets announced at our 2007 Investor Day. This plan is designed to deliver earned awards on an annual basis in the form of options to be granted under the 2008 Plan provided such plan is approved by shareholders at the Annual General Meeting and the 2001 Share Purchase and Option Plan ("2001 Plan"). For each of the next three years, employees will be eligible to earn a particular number of options if, and only if, they hit our financial targets. 50% of each year's award will be earned for achieving the respective Adjusted EPS target of $2.85-$2.95 in 2008, $3.30-$3.40 in 2009 and $4.00-$4.10 in 2010. Another 50% of each year's award will be earned by hitting the corresponding Adjusted Operating Margin target of 24% in 2008, 26% in 2009 and 28% in 2010.

        Adjusted EPS or Operating Margin-based options not earned in 2008 and 2009 may be earned nonetheless if the Adjusted EPS and/or the Operating Margin targets for 2010 are achieved. In addition, if the highest range of the Adjusted EPS target for 2010 is exceeded and total shareholder return over the three year performance period exceeds the average of the Standard and Poor's 500 by at least 1.5%, additional options will be granted in order to incentivise and reward this exceptional performance.

        It is important to note, however, that if any of the targets are not hit by the end of 2010, all unearned options cannot be earned and will lapse. We believe this creates the best incentives for our team to achieve performance goals that maximize shareholder value.

        As noted above, these performance-based incentives are in addition to an employment retentive component of the 2008 Long Term Incentive Plan. The proposed plan includes all of our Executive Officers and our top senior and middle executive levels—about 120 employees in all—who we believe are essential to delivering our target objectives. Further, the structure of the plan will be followed in subsequent years unless the Board through the Board Compensation Committee determines otherwise. Thus, while awards may be "earned" by hitting the corresponding financial targets each year, the options do not begin vesting until 2011, and vest in rolling three year increments after that, thereby retaining our key executives and management.

        If the 2008 Plan is not approved, alternative and less effective compensation programs will need to be identified to incentivise our executives.

Description of the 2008 Plan

Purpose of the Plan

        The 2008 Plan has been designed to incentivise our employees, through the granting of share option awards that are granted, or vest or become exercisable only upon the attainment of performance-related targets, or through restricted shares which are granted on the attainment of performance targets and which will vest up to three years from grant. These awards assist with our strategy for delivering significant shareholder value. No shares will be earned unless the applicable performance-related targets are met.

        The existing 2001 Plan will continue to be used to meet (i) existing commitments to grant awards to new and existing employees (approximately 3,500,000 shares through to 2011); (ii) options to be granted under our UK and Republic of Ireland Sharesave Plans and under our International Sharesave Plan, which is currently offered in 32 countries outside of the US; and (iii) to grant other performance-related and non performance-related awards where it is considered it is in the best interests of the Company to do so.

Share Limits

        The maximum number of shares available to be granted under the 2008 Plan is 8,000,000, of which the maximum number of shares that may be granted in Incentive Stock Options as defined in section 422 of the US Internal Revenue Code of 1986 Code is 5,000,000. Further, no more than 2,000,000 shares may be issued as full-value awards (e.g. restricted shares or restricted stock units). Finally, no participant shall receive grants over more than 2,000,000 shares in any one calendar year.

Commitments

        No commitments have been made to grant any awards subject to the approval of the 2008 Plan except for an option over 1,700,000 shares to J. J. Plumeri, the Chairman and Chief Executive Officer, all of which are linked to performance which if not achieved will mean the options in whole or part under grant will lapse. The performance conditions applicable to this option are described in more detail in the section "Chairman and Chief Executive Officer's Employment Agreement" on page 28 of this Proxy Statement.

Eligible Participants

        The 2008 Plan provides for the grant of options to purchase our Shares and restricted Shares and other Share-based grants to any of the Company's employees and Directors and those of Designated Associate Companies.

        The Company has strategic holdings in companies in which it holds 50% or less of the voting shares and where the Company intends to acquire all or a majority of the voting shares over time, it is proposed that the Board be able to grant stock and option awards to directors and employees to those companies, where it considers to do so would be in the long-term interests of the Company and its shareholders.

        A copy of the 2008 Plan is attached as Appendix B.

Types of Award

        Awards made under the 2008 Plan may take the following forms at the Compensation Committee's sole discretion.

Stock Options

        Stock options granted under the 2008 Plan may or may not be incentive stock options as defined in Section 422 of the US Internal Revenue Code of 1986. No stock option shall be granted at an exercise price less than 100% of the fair market value of the Company's shares on the date of grant. Fair market value shall mean the closing price of the Company's shares as quoted on the New York Stock Exchange on the date of grant. No stock option may have a term that is longer than 10 years after the date the option is granted. Stock options granted under the plan shall be subject to a minimum vesting period of three years from the date of grant (but permitting pro rata vesting over time), provided that such restrictions shall not be applicable to grants of Share Options or Restricted Stock Unit Awards not in excess of 5% of the number of shares available for Grants under the 2008 Plan. Stock options subject to the achievement of performance conditions may have a minimum vesting period of one year. Stock options may have expiration dates, or other restrictions, as the Compensation Committee of our Board of Directors in its sole discretion will determine.

Restricted Stock and Restricted Stock Units

        Restricted stock or restricted stock units granted under the plan shall be subject to a minimum vesting period of three years from the date of grant (but permitting pro rata vesting over such time), provided that such restrictions shall not be applicable to grants of Share Options or Restricted Stock Unit Awards not in excess of 5% of the number of shares available for Grants under the 2008 Plan. Restricted stock or restricted stock units subject to the achievement of performance conditions may have a minimum vesting period of one year.

Purchase Shares and Other Share-Based Grants

        The Compensation Committee may grant to plan participants the opportunity to purchase shares. The Compensation Committee also may grant to plan participants awards that are denominated in units, payable in Shares, including awards valued other than with respect to the fair market value of the Shares.

Dividend Equivalents

        The Board may determine that, subject to complying with Section 409A of the US Internal Revenue Code of 1986 and the rules of the 2008 Plan, amounts equal to the dividends that would have been received on the number of shares subject to an award under the 2008 Plan if they had been issued Shares, shall be paid on the Shares subject to the grant.

Amendment and Termination

        Unless sooner terminated by our Board of Directors, the 2008 Plan will expire 10 years after its approval by shareholders. Any termination or expiration will not affect the validity of any grant outstanding on the date of the plan's termination or expiration.

        Without the approval of shareholders and as otherwise set out in the "adjustment" section of the 2008 Plan rules, the Company shall not (i) increase the benefits accrued to Participants, (ii) increase the number of shares which may be issued under the Plan, (iii) cancel any Share Option in exchange for cash or another Grant (other than in connection with Substitute Awards), (iv) modify the requirements for participation in the Plan, (v) lapse or waive restrictions except in limited cases relating to death, disability, retirement, termination of employment without "cause" or for good reason as is determined by the Board, or change in control.

Effects of Certain Corporate Events

        Upon the occurrence of a merger, amalgamation under Bermuda law, consolidation or other corporate event the Compensation Committee may elect to cancel all outstanding awards granted under the 2008 Plan or cause them to remain outstanding and be adjusted to reflect the effect of any such event on the Shares. In the event that the Compensation Committee elects to cancel the outstanding awards, all holders of awards will have the opportunity to exercise their options in full for a specified period of time prior to the cancellation of their options.

Administration

        Our Board of Directors and the Compensation Committee administer the 2008 Plan, including, without limitation, the determination of the employees to whom grants will be made, the number of Shares subject to each grant and the various terms of those grants (including, without limitation, the acceleration of the vesting of any award). The Compensation Committee may from time to time amend the terms of any grant so long as such amendment is consistent with the terms of the plan, and our Board of Directors retains the right to amend, suspend or terminate the 2008 Plan at any time.

Your Board recommends you vote "FOR" this proposal.

ITEM 4

AMENDMENT TO THE COMPANY'S MEMORANDUM OF ASSOCIATION

        At the Annual General Meeting, shareholders are being asked to approve an amendment to Clause 5 of the Company's Memorandum of Association. The Board has adopted and approved this amendment subject to shareholders' approval.

Minimum subscribed share capital

        Following changes to the Bermuda Companies Act 1981 the requirement for the Company to have a $12,000 minimum issued share capital is no longer applicable. It is therefore proposed that Clause 5 of the Company's Memorandum of Association, which currently states that the Company must have in issue shares with an aggregate nominal value of at least US$12,000, equivalent to 104,347,826 common shares of the Company of $0.000115 each, be amended by the substitution of the monetary value "$1" for "$12,000".

        Your Board considers that this amendment will be beneficial as it will give the Company greater flexibility in the repurchase of its shares, in that it will not be constrained in the number that can be purchased under the bye-laws. The Board will continue its policy of repurchasing the Company's shares in accordance with authority granted where it is considered to do so would be in the interests of the Company and its shareholders.

Your Board recommends you vote "FOR" this proposal.

ITEM 5

AMENDMENT TO THE COMPANY'S BYE-LAWS

        At the Annual General Meeting, shareholders are being asked to approve amendments to bye-laws 1(1), 4(2) and 7 of the Company's Bye-laws. The Board has adopted and approved these amendments subject to shareholders' approval.

Treasury Shares

        The Company currently is not permitted to treat the shares it repurchases as treasury shares; it has to cancel such shares. Following changes to the Bermuda Companies Act 1981 the Company can now change its bye-laws to permit it to hold treasury shares. However, to take advantage of this change Shareholders have to approve an amendment to the Company's bye-laws so that repurchased shares can be held as treasury shares rather than being cancelled as is currently required. Treasury shares may be used for all general corporate purposes, which would otherwise require new shares to be issued for cash.

        It is therefore proposed that:

  (i)
  Bye-law 1(1) be amended by the insertion of the following definition of "Treasury Shares"

    "Treasury Shares" shall mean any Shares repurchased and held by Company as treasury shares.

  (ii)
  Bye-law 4 (2) be deleted and replaced with the following:

    "The Board may, at its discretion and without the sanction of a Resolution, authorize the purchase of its own Shares of any class at any price (whether at par or above or below) and so that any Shares of any class may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, and that any Shares so purchased may be canceled or held as treasury shares as the Board may in its discretion determine; provided always that such purchase is effected in accordance with the provisions of the Companies Acts."

  (iii)
  Bye-law 7 be deleted and replaced with the following:

    "Subject to the provisions of these Bye-Laws, the unissued Shares of the Company and any Treasury Shares (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of or transfer them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine, but no Share may be issued at a discount."

Your Board recommends you vote "FOR" this proposal.

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

        The Board and the Corporate Governance and Nominating Committee will broadly consider all relevant facts and circumstances and will apply the following standards.

  (a)
  A director will not be considered independent if, within the preceding three years:

  •
  the director was an employee, or an immediate family member of the director was an executive officer, of the Company; or

  •
  the director or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Company); except that compensation received by an immediate family member of the director for services as an non-executive employee of the Company need not be considered in determining independence under this test; or

  •
  the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company; or

  •
  the director, or an immediate family member of the director, was employed as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee; or

  •
  the director was employed by another company (other than a charitable organisation) or an immediate family member of the director was employed as an executive officer of such company, that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; provided, however, that in applying this test, both the payments and the consolidated gross revenues to be measured will be those reported in the last completed fiscal year; and provided, further, that this test applies solely to the financial relationship between the Company and the director's (or immediate family member's) current employer—the former employment of the director or immediate family member need not be considered.

  (b)
  A director will only be appointed as a member of the Board Audit Committee if he or she also satisfies the independence criteria laid down in SEC Rule 10A-3.

  (c)
  The following relationships will not be considered to be material relationships that would impair a director's independence:

  •
  Commercial Relationship:  If a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 2% of such other company's consolidated gross revenues;

  •
  Indebtedness Relationship:  If a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness is less than 2% of the consolidated assets of the company wherein the director serves as an executive officer;

    •
    Equity Relationship:  If the director is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 10% of the total shareholders' equity of the company where the director serves as an executive officer; or

    •
    Charitable Relationship:  If a director of the Company, or the spouse of a director of the Company, serves as a director, officer or trustee of a charitable organisation, and the Company's contributions to the organisation in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organisation's gross revenues.

  (d)
  For relationships that do not meet the categorical standards of immateriality set forth in section (c) above, or for relationships that are covered, but as to which the Board believes a director may nevertheless be considered independent, the determination of whether the relationship is material or not, and therefore whether the director would be independent, will be made by the directors who satisfy the independence guidelines set forth in Sections (a) to (c) above. The Company will explain in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards of immateriality set forth in Section (c) above.

  (e)
  For the purposes of these standards, an "immediate family member" includes a person's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares such person's home; except that when applying the independence tests described above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or have become incapacitated.

APPENDIX B

WILLIS GROUP HOLDINGS LIMITED
2008 SHARE PURCHASE AND OPTION PLAN

1.     Purpose of Plan

        The Willis Group Holdings Limited ("Holdings") 2008 Share Purchase and Option Plan (the "Plan") is designed:

  (a)
  to promote the long term financial interests and growth of Holdings and its Subsidiaries (collectively, "Willis Group") by attracting and retaining personnel with the training, experience and ability to enable them to make a substantial contribution to the success of Willis Group's business;

  (b)
  to motivate management personnel by means of growth-related incentives to achieve long range goals; and

  (c)
  to further the identity of interests of participants with those of the shareholders of Willis Group through opportunities for increased stock, or stock-based, ownership in Willis Group.

2.     Definitions

        As used in the Plan, the following words shall have the following meanings:

  (a)
  "2001 Plan" means the Amended and Restated Willis Group Holdings Limited 2001 Share Purchase and Option Plan.

  (b)
  "Board of Directors" means the Board of Directors of Holdings.

  (c)
  "Change of Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of the common shares of Holdings representing more than 50% of the aggregate voting power represented by the issued and outstanding common shares of Holdings; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by Holdings' board of directors nor (ii) appointed by directors so nominated."

  (d)
  "Code" means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time.

  (e)
  "Committee" means the Compensation Committee of the Board of Directors (or, if no such committee is appointed, the Board of Directors provided that a majority of the Board of Directors are "independent directors" for the purpose of the rules and regulations of the New York Stock Exchange).

  (f)
  "Common Shares" or "Share" means common shares of Willis Group, which may be authorized but unissued.

  (g)
  "Designated Associate Company" means any company in which Willis Group owns twenty percent or more of the voting share interest but less than fifty percent of the voting share interest and that has been designated by the Board of Directors as being eligible for participation in the Plan.

  (h)
  "Director" means any member of the Board of Directors.

  (i)
  "Dividend Equivalents" means an entitlement to receive, in such form and on such terms as the Committee may determine, the value of a dividend or distribution paid by Holdings on one of its Shares in accordance with its Bye-Laws that would be payable on the number of Shares subject to a Grant.

  (j)
  "Employee" means a person, including a Director and an officer, in the employment of Willis Group or a Designated Associate Company.

  (k)
  "Fair Market Value" means, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if Holdings is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if Holdings is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria which, with respect to Grants to US Participants, shall comply with Section 15 and shall be determined pursuant to a reasonable valuation method as set forth in Section 409A of the Code.

  (l)
  "Grant" means an award made to a Participant pursuant to the Plan and described in Section 6, including, without limitation, an award of a Share Option, Restricted Stock, Restricted Stock Unit, Purchase Shares, Other Share-Based Grant, or any combination of the foregoing.

  (m)
  "Grant Agreement" means an agreement between Holdings and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

  (n)
  "Participant" means an Employee or Director of any member of Willis Group or a Designated Associate Company, to whom one or more Grants have been made, and such Grants have not all expired or been forfeited or terminated under the Plan.

  (o)
  "Person" means "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

  (p)
  "Share-Based Grants" means the collective reference to the grant of Purchase Shares, Restricted Stock, Restricted Stock Units and Other Share-Based Grants.

  (q)
  "Share Options" means options to purchase Common Shares, which may or may not be incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options").

  (r)
  "Subsidiary" means a "subsidiary", as such term is defined in Section 86 of the Bermudan Companies Act 1981.

  (s)
  "Substitute Awards" shall mean a Grant or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3.     Administration of Plan

  (a)
  The Plan shall be administered by the Committee. All of the members of the Committee and any other Directors shall be eligible to be selected for Grants under the Plan; provided, however, that to the extent the Board of Directors determines it is necessary or desirable to satisfy any regulation or rule, whether under Section 16 of the Securities Exchange Act of 1934 of the United States, as amended ("Exchange Act") or otherwise related to the Grants, the members of the Committee shall qualify under such regulation or rules. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan in its sole discretion, to make rules for carrying it out and to make changes in such rules. The Committee shall also have the power to establish sub-plans, which may constitute separate schemes, for the purpose of establishing schemes which qualify for approval by the UK Inland Revenue or meet any special tax or regulatory requirements anywhere in the world. Any such interpretations, rules, administration and sub-plans shall be consistent with the basic purposes of the Plan and shall be binding on Participants.

  (b)
  The Committee may delegate to the Chief Executive Officer and to other senior officers of Willis Group its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants, including the variation (including substitution), cancellation or suspension of said Grant, to Participants who are subject to Section 16 of the Exchange Act.

  (c)
  The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, Willis Group, and the officers and Directors of Willis Group shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, Willis Group and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by Willis Group with respect to any such action, determination or interpretation.

  (d)
  Notwithstanding anything to the contrary contained in the Plan or any Grant Agreement, (i) neither Holdings, the Willis Group, any Designated Associate Company or any of their respective employees, directors, officers, agents or representatives nor any member of the Committee shall have liability to a Participant or otherwise with respect to the failure of the Plan, any Grant or Grant Agreement to comply with Section 409A of the Code and (ii) neither Holdings, the Willis Group, any Designated Associate Company or any of their respective employees, directors, officers, agents or representatives nor any member of the Committee makes any representation or warranty to any Participant that any Grant hereunder satisfies the requirements of Section 409A of the Code.

4.     Eligibility

        Subject to Section 12 of the Plan, the Committee may from time to time make Grants under the Plan to such Employees of the Willis Group or of any Designated Associate Company, and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5.     Share Limitations and Conditions

  (a)
  Number of Shares—Subject to adjustment as provided in Section 9, a total of 8,000,000 Shares shall be authorized for grant under the Plan. The Shares available for the grant of Incentive Stock Options under the Plan shall not exceed 5,000,000 Shares, subject to adjustment as provided in Section 9 and subject to the provisions of Sections 422 or 424 of the Code or any successor provisions. The Shares available for the grant of Restricted Stock, Restricted Stock Units or other full-value share-based grants under the Plan shall not exceed 2,000,000.

    If any Shares subject to a Grant are forfeited, terminate, expire or a Grant is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Grant, the Shares subject to such Grant or award shall, to the extent of such forfeiture, expiration, termination, non-issuance, cash settlement or otherwise, again be available for Grants under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a Share Option; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Grant; and (iii) Shares repurchased by the Company using Option proceeds.

  (b)
  Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by Holdings or any Subsidiary or with which the Holdings or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Grants under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Grants using such available shares shall not be made after the date grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

  (c)
  Purchase Shares, as defined in Section 6 (c) below whether offered to a participant or in connection with any other Grant under this Plan, shall not be counted against the above limits if they are sold to a Participant at Fair Market Value on the date of purchase.

  (d)
  The number of Shares subject to Grants under this Plan to any one Participant shall not be more than 2,000,000 Shares in any one calendar year and such limit shall not include Purchase Shares.

  (e)
  No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

  (f)
  Nothing contained herein shall affect the right of Willis Group or, if applicable, a Designated Associate Company to terminate any Participant's employment at any time or for any reason. The rights and obligations of any individual under the terms of his office or employment with any member of Willis Group or, if applicable, a Designated Associate Company shall not be affected by his or her participation in this Plan or any right which he or she may have to participate in it, and an individual who participates in this Plan shall waive any and all rights to compensation or damages in consequence of the termination of his or her office or employment for any reason whatsoever insofar as those rights arise or may arise from his or her ceasing to have rights under or be entitled to exercise any Grant as a result of such termination.

  (g)
  Subject to complying with Section 409A of the Code, deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

  (h)
  Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both Willis Group and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

  (i)
  No option, right or benefit under the Plan may be transferred by a Participant other than by will or the laws of descent and distribution, and except as set forth in paragraph (k) of this Section, all options, rights and benefits under the Plan may be exercised during the Participant's lifetime only by the Participant. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

  (j)
  Participants shall not be, and shall not have any of the rights or privileges of, shareholders of Willis Group in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by Willis Group to such Participants, unless the Committee shall otherwise determine.

  (k)
  No election as to benefits or exercise of Share Options or other rights may be made during a Participant's lifetime by anyone other than the Participant or by a legal representative appointed for or by the Participant.

  (l)
  Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of any member of Willis Group and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Pension Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974 of the United States, as amended.

  (m)
  Unless the Board of Directors determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of any member of Willis Group, nor shall any assets of any member of Willis Group be designated as attributable or allocated to the satisfaction of Willis Group's obligations under the Plan.

6.     Grants

        From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion; provided, however, that in no event shall the purchase price of any Grant be less than the par value of the Shares. The terms of any Grant may include a requirement that the Participant enter into an agreement or election under which the Participant agrees to pay his or her employer's social security liability (or reimburse the employer for such liability) in any jurisdiction arising on exercise of any Share Option, or at any other time with respect to any other Share-Based Award, and if this requirement is not permitted in any jurisdiction the Grant in such circumstances shall be null and void.

  (a)
  Share Options—These are options to purchase Common Shares, which may or may not be Incentive Stock Options. The option price per each Share purchasable under any Share Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such option (or, if the person to whom the Incentive Stock Option is being granted owns Common Shares representing more than 10 percent of the voting power of all classes of Holdings' equity, the exercise price shall be at least equal to 110% of the Fair Market Value of one Common Share on the date of grant) other than in connection with Substitute Awards. At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Section 6(c) by the Participant or as may be required pursuant to applicable law, if such options shall be Incentive Stock Options, subject to Section 12. Payment of the option price shall be made in cash or in Common Shares (provided, that such Shares have been held by the Participant for not less than six months (or such other period as established by the Committee from time to time)), or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time. Notwithstanding anything to the contrary in the Plan, Incentive Stock Options may be granted only to employees of Holdings or of a "parent corporation" or "subsidiary corporation (as such terms are defined in Section 424 of the Code at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Share Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of Holdings and of any parent corporation or subsidiary corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. No Incentive Stock Option may be exercised later than ten (10) years after the date it is granted or five years, in the case of a Participant who owns Common Shares representing more than 10 percent of the voting power of all classes of Holdings' equity. Each provision of the Plan and each Grant Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Grant Agreement thereof that cannot be so construed shall be disregarded. Except for Substitute Awards and in certain limited situations, including, without limitation the death, disability, termination of employment of the Participant without good cause as determined by the Committee, or retirement of the Participant or a Change of Control, Share Options shall have a vesting period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time) provided that such restrictions shall not be applicable to grants of Share Options, Restricted Stock Awards or Restricted Stock Unit Awards not in excess of 5% of the number of shares available for Grants under Section 5(a). Share Options subject to the achievement of performance objectives shall have a minimum vesting period of one (1) year.

  (b)
  Restricted Stock and Restricted Stock Units—Grants of Restricted Stock and of Restricted Stock Units may be issued to Participants either alone or in addition to other Grants made under the Plan (a "Restricted Stock Award" or "Restricted Stock Unit Award" respectively). Except for Substitute Awards and in certain limited situations, including, without limitation the death, disability, termination of employment of the Participant without good cause as determined by the Committee, or retirement of the Participant, a Change of Control, Restricted Stock Awards and Restricted Stock Unit Awards subject to continued service with the Company or a Subsidiary shall have a vesting period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to grants of Share Options, Restricted Stock Awards or Restricted Stock Unit Awards not in excess of 5% of the number of shares available for Grants under Section 5(a). Restricted Stock Awards and Restricted Stock Unit Awards subject to the achievement of performance objectives shall have a minimum vesting period of one (1) year.

    Unless otherwise provided in the Grant Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Grant Agreement, the Participant shall become a shareholder of Holdings with respect to all Shares subject to the Grant Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess the rights of a shareholder with respect to such grant. Except as otherwise provided in an Grant Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

  (c)
  Purchase Shares—Purchase Shares refer to Common Shares held in Holdings' employee share ownership plan trust, The Trinity Employees' Share Ownership Plan Trust, offered to a Participant at not less than 100% of the Fair Market Value of one Share on the date of purchase, the acquisition of which may make him eligible to receive under the Plan, among other things, Share Options.

  (d)
  Other Share-Based Grants—The Committee may make other Grants under the Plan pursuant to which Common Shares or other equity securities of Willis Group are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than Fair Market Value. Other Share-Based Grants may be granted with or without consideration.

  (e)
  Entitlement to Dividend Equivalents—Subject to complying with Section 409A of the Code and the provisions of the Plan, including, without limitation Section 14, and any Grant Agreement, the recipient of a Grant other than a Share Option may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Grant, as determined by the Committee, in its sole discretion. The right of US Participants to receive Dividend Equivalents or other dividends or payments shall be treated as a separate Grant and such Dividend Equivalents or other dividends or payments for such US Participants, if any, shall be credited to a notional account maintained by Holdings or paid, as of the dividend payment dates during the period between the date of the Grant and the date the Grant is exercised, vested, expired, credited or paid, as applicable and shall be subject to such limitations as may be determined by the Committee. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Grant.

  (f)
  Performance Awards—If the Committee determines that a Share Option, Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is intended to be subject to performance goals, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of Holdings; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to Holdings' performance or the performance of a Subsidiary, division, business segment or business unit of Holdings, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of Holdings or not within the reasonable control of Holdings' management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

7.     Forfeiture or Clawback of Awards

        Notwithstanding anything to the contrary contained herein, a Grant Agreement may provide that the Grant shall be canceled if the Participant, without the consent of Holdings, while employed by Holdings, any Subsidiary or, if applicable, a Designated Associate Company or after termination of such employment or service, establishes a relationship with a competitor of Holdings, any Subsidiary or, if applicable, a Designated Associate Company or engages in activity that is in conflict with or adverse to the interest of Holdings, any Subsidiary or, if applicable, a Designated Associate Company (including conduct contributing to financial restatements or irregularities), as determined by the Board of Directors in its sole discretion. The Committee may provide in a Grant Agreement that if within the time period specified in the Grant Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Grant and must repay such gain to Holdings.

8.     Transfers and Leaves of Absence

        For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among Willis Group and any Subsidiary or Designated Associate Company shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of Willis Group or Designated Associate Company during such leave of absence.

9.     Adjustments

        In the event of any change in the outstanding Common Shares by reason of a stock split, spin-off, stock or extraordinary cash dividend, stock combination or reclassification, recapitalization or merger, Change of Control, or similar event, the Committee shall substitute or adjust proportionately, in its sole discretion, (a) the number and kind of Shares or other securities that may be issued under the Plan or under particular forms of Grants, (b) the number and kind of Shares or other securities subject to outstanding Grants, (c) the Share Option exercise price, grant price or purchase price applicable to outstanding Grants, (d) the grant of a Dividend Equivalent or other dividends or payments, and/or

(e) other value determinations applicable to the Plan or outstanding Grants, in all events in order to allow Participants to participate to such event in an equitable manner.

10.   Change of Control

  (a)
  Grant Agreements may provide that in the event of a Change of Control of Holdings, Share Options outstanding as of the date of the Change of Control shall be cancelled and terminated without payment therefore if 100% of the Fair Market Value of one Share as of the date of the Change of Control is less than the per Share Option exercise price grant price.

  (b)
  Assumption or Substitution of Certain Awards—Unless otherwise provided in a Grant Agreement, in the event of a Change of Control of Holdings in which the successor company assumes or substitutes for a Share Option, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Grant, if a Participant's employment with such successor company (or a subsidiary thereof) terminates within 24 months following such Change of Control (or such other period set forth in the Grant Agreement, including prior thereto if applicable) and under the circumstances specified in the Grant Agreement: (i) Share Options outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Grant Agreement), (ii) restrictions and deferral limitations on Restricted Stock Awards and Restricted Stock Units Awards shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Grants or any other Grants shall lapse, and such Other Share-Based Grants or such other Grants shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original Grant. For the purposes of this Section 10(b), a Share Option, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Grants shall be considered assumed or substituted for if following the Change of Control the Grant confers the right to purchase or receive, for each Share subject to the Share Option, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Grants immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of a Share Option, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Grant, for each Share subject thereto, will be solely common stock of the successor company substantially equal in Fair Market Value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

  (c)
  Unless otherwise provided in a Grant Agreement, in the event of a Change of Control of Holdings to the extent the successor company does not assume or substitute for a Share Option, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Grant: (i) those Share Options outstanding as of the date of the Change of Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Grants or any other Grants that are not assumed or substituted for shall lapse, and such Other Share-Based Grants or such other Grants shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

  (d)
  The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of Holdings, each Share Option outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Share Option an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Share Option; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.   Amendment and Termination

        The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan. The Board of Directors may amend, suspend or terminate the Plan at any time.

        Without the approval of Holdings' stockholders, other than pursuant to Section 9, the Committee shall not (i) increase the benefits accrued to Participants, (ii) increase the number of shares which may be issued under the Plan, (iii) cancel any Share Option in exchange for cash or another Grant (other than in connection with Substitute Awards) (iv) modify the requirements for participation in the Plan, (v) lapse or waive restrictions except in limited cases relating to death, disability, retirement, termination of employment without "cause" or for "good reason" as is determined by the Board, or change of control.

12.   Foreign Options and Rights

        The Committee or Board of Directors, as applicable, may establish rules or schemes in order to make Grants to Employees who are subject to the laws of nations other than Bermuda, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws. In the event that the Committee or Board of Directors establishes such rules or schemes, the substantive provisions thereof shall be set forth on schedules attached hereto, and are hereby incorporated by reference as part of the Plan, subject to any additional action required to be taken pursuant to the applicable foreign law.

13.   Withholding Taxes

  (a)
  Willis Group shall have the right to deduct from any cash payment made under the Plan any federal, state, local, national, provincial or other income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Willis Group to deliver shares upon the exercise of a Share Option, upon delivery of Restricted Stock or upon exercise, settlement or payment of Restricted Stock Units or any Other Stock-Based Grant that the Participant shall pay to Willis Group such amount as may be requested by Willis Group for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or the entire minimum amount of such withholding taxes in Common Shares.

  (b)
  In the event that Willis Group is required to account for tax arising from the exercise or vesting of a Grant to the relevant tax authorities and the Participant has not paid, or otherwise made arrangements acceptable to Willis Group to pay the amounts due, Willis Group shall be authorized to procure and effect the sale of a sufficient number of Shares to be allotted or transferred to the Participant as a consequence of the vesting or exercise of the Grant in order to pay the amounts due out of the sale proceeds.

  (c)
  Notwithstanding anything set forth in this Section 13, an option may not be exercised unless:

  (i)
  the Board of Directors considers that the issue or transfer of shares pursuant to such exercise would be lawful in all relevant jurisdictions; and

  (ii)
  in a case where, if the option were exercised, Willis Group would be obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question would be liable by virtue of the exercise of the option and/or for any social security contributions that would be recoverable from the person in question (together, the "Tax Liability"), that person has either:

  (x)
  made a payment to Willis Group of an amount at least equal to the Holdings estimated of the Tax Liability; or

  (y)
  entered into arrangements acceptable to Willis Group to secure that such a payment is made (whether by authorizing the sale of some or all of the shares on his behalf and the payment to Willis Group of the relevant amount out of the proceeds of sale or otherwise).

14.   Compliance with Section 409A of the Code

  (a)
  To the extent that the Plan and/or Grants are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a Participant's prior consent, amend the Plan and/or Grants, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Grant from the application of Section 409A of the Code, (b) preserve the intended tax treatment of any such Grant, and/or (c) comply with the requirements of Section 409A of the Code. This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and Grants are exempt from or comply with Section 409A of the Code. Reference to Section 409A of the Code includes reference to any proposed, temporary or final regulations and any other guidance promulgated with respect to such section by the U.S. Department of the Treasury of the Internal Revenue Service.

  (b)
  All Grants that would otherwise be subject to Section 409A of the Code shall be paid or otherwise settled on or as soon as practicable after the applicable vesting date and not later than the 15th day of the third month from the end of (i) the Participant's tax year that includes the applicable vesting date, or (ii) Holdings' tax year that includes the applicable vesting date, whichever is later; provided, however, that the Committee reserves the right to delay payment or specify a compliant payment date with respect to any such Grant under circumstances set forth in Section 409A of the Code; provided, further, that notwithstanding any contrary provision of the Plan or a Grant Agreement, any payment(s) that are otherwise required to be made under the Plan to a "specified employee" (as defined under Section 409A of the Code) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Grant Agreement)

    on the date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

15.   Governing Law

        This Plan shall be governed by the laws of Bermuda, without regard to conflicts of laws.

16.   Effective Date and Termination Dates

        The Plan shall be effective on and as of the date of its approval by a majority of the shareholders of Holdings, and shall terminate ten years thereafter, subject to earlier termination by the Board of Directors pursuant to Section 11.

WILLIS GROUP HOLDINGS LIMITED Form of Proxy

For use at the Annual General Meeting to be held on Wednesday, April 23, 2008 at 9.00 am.

I/We, being a member/members of Willis Group Holdings Limited and entitled to vote at the Annual General Meeting hereinafter mentioned, hereby appoint the Chairman of the meeting

or:	of:

as my/our proxy to attend and to vote for me/us and on my/our behalf at the Annual General Meeting of the Company to be held on Wednesday, April 23, 2008 at 9.00 am in St John’s University, Manhattan Campus, 101 Murray Street, New York, NY 10007.

	For	Against	Abstain	From
1 Re-election of Directors.
William W. Bradley
Joseph A. Califano Jr.
Anna C. Catalano
Eric C. Friberg
Sir Roy Gardner
Sir Jeremy Hanley
Robyn S. Kravit
Wendy E. Lane
James F. McCann
Joseph J. Plumeri
Douglas B. Roberts
2 Re-appointment of Auditors
3 Approval and adoption of 2008 Share Purchase and Option Plan
4 Amendment to the Memorandum of Association
5 Amendment to the Bye-Laws

Signature:	Dated this	day of	2008.

Notes

1)

If you wish to appoint as your proxy any person other than the Chairman of the meeting, please delete the words “the Chairman of the meeting” and insert the full name and address of the proxy (in block capitals) in the space provided. A proxy need not be a shareholder of the Company. Please note that a proxy may not speak at the meeting except with the permission of the Chairman of the meeting. The completion of a form of proxy will not prevent a member from attending and voting in person should he afterwards so decide.

2)

Please indicate with an ‘X’ in the boxes provided how you wish the proxy to vote on your behalf. The proxy is to vote as instructed in respect of the matters specified above. In the absence of instructions the proxy may vote or abstain as he thinks fit on the matters specified above and, unless instructed otherwise, on any other business (including amendments to resolutions) which may come before the meeting. Any alterations to this proxy form should be initialed.

3)

This proxy, together with any power of attorney under which it is signed, should be returned either to the Company’s Registrar or to the office of the Company Secretary at Ten Trinity Square, London EC3P 3AX.

4)	If the member is a corporation, the proxy should be executed under its common seal or under the hand of an officer or attorney duly authorised in writing.
5)

In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register.

INTERNATIONAL BUSINESS REPLY MAIL/RESPONSE PAYEE

PERMIT NO. 105	BERMUDA

POSTAGE WILL BE PAID BY ADDRESSEE

The Registrar

Willis Group Holdings Limited

c/o Reid Management Limited

Argyle House,

41a Cedar Avenue

PO Box HM 1179

Hamilton HM EX

Bermuda

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WILLIS GROUP HOLDINGS LIMITED
WILLIS GROUP HOLDINGS LIMITED NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
GENERAL INFORMATION
  ITEM 1
ELECTION OF DIRECTORS
SECURITY OWNERSHIP
  ITEM 2
REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
TRANSACTIONS WITH MANAGEMENT AND OTHERS
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE
INCORPORATION BY REFERENCE
SOLICITATION OF PROXIES
ETHICAL CODE
SHAREHOLDER AND OTHER PROPOSALS
  ITEM 3
ADOPTION OF THE WILLIS GROUP HOLDINGS LIMITED 2008 SHARE PURCHASE AND OPTION PLAN
  ITEM 4
AMENDMENT TO THE COMPANY'S MEMORANDUM OF ASSOCIATION
  ITEM 5
AMENDMENT TO THE COMPANY'S BYE-LAWS
  APPENDIX A
DIRECTOR INDEPENDENCE STANDARDS
  APPENDIX B
WILLIS GROUP HOLDINGS LIMITED 2008 SHARE PURCHASE AND OPTION PLAN